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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CLEAN DIESEL TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held May 25, 2016

Dear Stockholder of Clean Diesel Technologies, Inc.:

         You are invited to attend the 2016 Annual Meeting (the "Annual Meeting") of stockholders of Clean Diesel Technologies, Inc., a Delaware corporation ("CDTi"). The Annual Meeting will be held at 10:00 a.m. Pacific Time, Wednesday, May 25, 2016, at CDTi's corporate headquarters located at 1621 Fiske Place, Oxnard, California 93033, U.S.A. to consider and vote upon the following items:

  1.
  To elect four (4) Directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

  2.
  To approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our outstanding shares of Common Stock by a ratio of 1-for-5, as determined in the sole discretion of our Board of Directors;

  3.
  To authorize our Board of Directors, in its discretion, to amend our Articles of Incorporation, as amended, to reduce the total number of authorized shares of Common Stock from 100,000,000 to 20,000,000;

  4.
  To ratify the appointment of BDO USA, LLP as CDTi's independent registered public accounting firm for the 2016 fiscal year;

  5.
  To conduct a non-binding advisory vote to approve the compensation of our named executive officers; and

  6.
  To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

         These items of business are more fully described in the Proxy Statement accompanying this Notice.

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND IN FAVOR OF THE OTHER PROPOSALS OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.

         It is important that your shares be represented and voted at the Annual Meeting. Whether or not you attend the Annual Meeting, please vote your shares promptly to ensure your representation at the Annual Meeting by completing and returning your proxy card (or by voting on the Internet or by telephone). If you have any questions about how to vote your shares, please see the section "—How do I vote?" under "Questions and Answers about this Proxy Statement and Voting" in the accompanying Proxy Statement.

         The Record Date for the Annual Meeting is March 31, 2016. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

David E. Shea
 Chief Financial Officer, Treasurer and Corporate Secretary

Oxnard, California
April 19, 2016

Important Notice regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 25, 2016.

The Proxy Statement, Annual Report to Stockholders and Directions to the Meeting
are available on the Internet at: http://www.cdti.com/proxy

CLEAN DIESEL TECHNOLOGIES, INC.

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

 QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

Why did I receive these proxy materials?

        We are providing these proxy materials in connection with the solicitation by the Board of Directors of Clean Diesel Technologies, Inc., a Delaware corporation (sometimes referred to as "we," "our," "us," the "Company," the "Corporation" or "CDTi"), of proxies to be voted at our 2016 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment or postponement thereof.

        You are invited to attend the Annual Meeting, which will take place on May 25, 2016, beginning at 10:00 a.m., Pacific Time, at our corporate headquarters located at 1621 Fiske Place, Oxnard, California 93033, U.S.A. Directions to the Annual Meeting may be found at http://www.cdti.com/proxy. Stockholders will be admitted to the Annual Meeting beginning at 9:30 a.m., Pacific Time. Seating will be limited.

        We first mailed this Proxy Statement and accompanying proxy card on April 26, 2016 to stockholders of record entitled to vote at the Annual Meeting.

Who is entitled to attend the Annual Meeting?

        Stockholders of record and beneficial owners as of March 31, 2016 are invited to attend the Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of CDTi stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Only stockholders of record at the close of business on March 31, 2016 (the "Record Date"), are entitled to vote at the Annual Meeting. On the Record Date, there were 18,751,244 shares of CDTi's common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If on March 31, 2016 your shares were registered directly in your name with CDTI's transfer agent, American Stock Transfer & Trust Company, LLC, then you are the "stockholder of record." Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote via the Internet or by telephone to ensure your vote is counted.

        If on March 31, 2016 your shares were held in a stock brokerage account or by a bank or other similar organization, then you are considered the "beneficial owner" of those shares. These proxy materials have been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

        There are five matters scheduled for a vote:

  •
  Election of Matthew Beale, Dr. Till Becker, Lon E. Bell, Ph.D., and Mungo Park as Directors to hold office for one-year terms;

  •
  To approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our outstanding shares of Common Stock by a ratio of 1-for-5, as determined in the sole discretion of our Board of Directors;

  •
  To authorize our Board of Directors, in its discretion, to amend our Articles of Incorporation, as amended, to reduce the total number of authorized shares of Common Stock from 100,000,000 to 20,000,000;

  •
  Ratification of the appointment of BDO USA, LLP as CDTi's independent registered public accounting firm for the 2016 fiscal year; and

  •
  Non-binding advisory vote to approve the compensation of our named executive officers.

How do I vote?

Stockholders of record; Shares registered directly in your name.

        If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the Annual Meeting and vote in person, if you choose.

  •
  To vote in person, attend the Annual Meeting, and we will give you a ballot during the Annual Meeting.

  •
  To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you do not have the prepaid envelope, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, U.S.A.

  •
  To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

  •
  To vote via the Internet, please go to www.voteproxy.com and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.

        Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on May 24, 2016. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received by the Company before the date of the Annual Meeting or attend the Annual Meeting to vote your shares in person.

Beneficial owner; shares held in account at brokerage, bank or other organization.

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from CDTi. Simply complete and mail the proxy card as directed in those voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included by it with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

What if I return a proxy card but do not make specific choices?

        If your card does not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors. CDTi does not expect that any matters other than the election of Directors and the other proposals described herein will be brought before the Annual Meeting. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using their best judgment.

What can I do if I change my mind after I vote?

        If you are a stockholder of record, you can revoke your proxy at any time before the final vote at the Annual Meeting by:

  •
  giving written notice that you are revoking your proxy to the Secretary, Clean Diesel Technologies, Inc., 1621 Fiske Place, Oxnard, California, 93033, U.S.A.;

  •
  delivering a properly completed proxy card with a later date, or vote by telephone or on the Internet at a later date (we will vote your shares as directed in the last instructions properly received from you prior to the Annual Meeting); or

  •
  attending and voting by ballot at the Annual Meeting (note, simply attending the Annual Meeting will not, by itself, revoke your proxy).

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other agent that is the holder of record and following its instructions.

        Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by the Secretary prior to the Annual Meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern Time on Tuesday, May 24, 2016.

What shares are included on the proxy card?

        If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate and book-entry form.

        If you are a beneficial owner, you will receive voting instructions from your broker, bank or other agent that is the holder of record.

Is there a list of stockholders entitled to vote at the Annual Meeting?

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, by contacting the Secretary of CDTi.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count "For" and "Against" votes, and broker non-votes.

What is a broker non-vote?

        If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a "broker non-vote." In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

        If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on Proposal No. 4, the ratification of BDO USA, LLP, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on Proposal No. 1, the election of Directors, Proposal No. 2, the reverse stock split, Proposal No. 3, the reduction in authorized shares, nor Proposal No. 5, the non-binding advisory vote. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

What is the quorum requirement for the Annual Meeting?

        A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if the holders of at least one-third (1/3) of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the Annual Meeting. On the Record Date, there were 18,751,244 shares outstanding and entitled to vote. Thus, 6,250,415 shares must be represented by proxy or by stockholders present and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

        Under Delaware law, a majority of the Company's outstanding shares must vote in favor of any amendment to the Company's bylaws which increase or decrease the Company's authorized stock. Therefore, Proposal No. 2 and Proposal No. 3 require a majority of the voting power of the outstanding shares of capital stock to vote in favor of the proposals in order for them to be approved.

        If there is no quorum, the chairman or secretary of the Annual Meeting may adjourn the Annual Meeting to another time or date.

How many votes are required to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
1. Election of each Director	Plurality of votes cast	No

2. To approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our outstanding shares of Common Stock by a ratio of 1-for-5, as determined in the sole discretion of our Board of Directors;

	Majority of voting power of outstanding shares	Yes

3. To authorize our Board of Directors, in its discretion, to amend our Articles of Incorporation, as amended, to reduce the total number of authorized shares of Common Stock from 100,000,000 to 20,000,000;

	Majority of voting power of outstanding shares	Yes
4. Ratification of BDO USA, LLP	Majority of votes cast	Yes
5. Non-binding advisory vote on executive compensation	Majority of votes cast	No

        If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered votes cast under our By-laws or under the laws of Delaware (our state of incorporation).

Proposal No. 1—Election of Directors; plurality vote

        Under our By-laws, Directors are elected by a plurality of votes cast. This means that Directors who receive the most "For" votes are elected. There is no "Against" option and votes that are "withheld" or not cast, including broker non-votes, are not counted as votes "For" or "Against." If a Director nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Compensation and Nominating Committee of the Board in any future decision on Director Nominations.

Proposal No. 2—Approval of Amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split of the Company's common stock, with a reverse split ration of five-to-one (5:1)

        Under our By-laws and Delaware law, approval of the Amendment will require the affirmative vote of the majority of the outstanding shares of Common Stock that are entitled to vote on the proposal. Abstentions will not be counted as votes cast and accordingly, will not have an effect on this Proposal No. 2.

Proposal No. 3—Approval of Amendment to the Company's Restated Certificate of Incorporation to reduce the total number authorized shares of our common stock from 100,000,000 to 20,000,000.

        Under our By-laws and Delaware law, approval of the Amendment will require the affirmative vote of the majority of the outstanding shares of Common Stock that are entitled to vote on the proposal. Abstentions will not be counted as votes cast and accordingly, will not have an effect on this Proposal No. 3.

Proposal No. 4—Ratification of BDO USA, LLP; majority vote

        Under our By-laws, the votes cast "For" must exceed the votes cast "Against" to approve the ratification of BDO USA, LLP as our independent registered public accounting firm. Abstentions will not be counted as votes cast and accordingly, will not have an effect on this Proposal No. 4.

Proposal No. 5—Non-binding advisory vote to approve the compensation of our named executive officers

        Under our By-laws, the advisory vote will be approved if the votes cast "For" the proposal exceed the votes cast "Against" the proposal. While this advisory vote on executive compensation is non-binding, the Board of Directors and the Compensation and Nominating Committee will review the voting results and seek to determine the cause or causes of any significant negative voting result. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will not have an effect on this Proposal No. 5.

How will my shares be voted at the Annual Meeting?

        At the Meeting, the persons named in the proxy card will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as the Board of Directors recommends, which is:

  •
  FOR the election of each of the Director nominees named in this Proxy Statement;

  •
  FOR the approval to amend our Articles of Incorporation, as amended, to effect a reverse stock split of our Common Stock, with a reverse split ration of five-to-one (5:1);

  •
  FOR the approval to amend our Articles of Incorporation, as amended, to reduce the total number of authorized shares of Common Stock from 100,000,000 to 20,000,000;

  •
  FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2016 fiscal year; and

  •
  FOR the non-binding advisory vote to approve the compensation of our named executive officers.

Do I have cumulative voting rights?

        No, our Certificate of Incorporation does not provide for cumulative voting.

Am I entitled to dissenter rights or appraisal rights?

        No, our stockholders are not entitled to dissenters' rights or appraisal rights under the Delaware General Corporation Law for the matters being submitted to stockholders at the Annual Meeting.

Could other matters be decided at the Annual Meeting?

        At the date of this Proxy Statement, we did not know of any matters to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your proxy card grants authority to the proxy holders to vote on such matters in their discretion.

Can I access the Notice of Annual Meeting and Proxy Statement and the 2015 Annual Report on Form 10-K via the Internet?

        This Notice of Annual Meeting and Proxy Statement and the 2015 Annual Report are available on our website at http://www.cdti.com/proxy. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing documents and mailing them to your home or business, and also gives you an electronic link to the proxy voting site.

        Stockholders of Record:    You may enroll in the electronic proxy delivery service at any time by accessing your stockholder account at www.amstock.com and following the enrollment instructions.

        Beneficial Owners:    You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

        CDTi will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission or by other means of communication. Directors, officers or employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners.

        We have retained D.F. King to act as proxy solicitor for the Annual Meeting for a fee of $8,500 plus reasonable out-of-pocket expenses.

When are stockholder proposals or nominations due for next year's annual meeting?

        In accordance with CDTi's By-laws, if you wish to submit a proposal for consideration at next year's annual meeting but are not requesting that such proposal be included in next year's proxy materials, or if you wish to nominate a person for election to the Board of Directors at next year's annual meeting, your notice of such a proposal or nomination must be submitted in writing and delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days nor earlier than 150 days before the one year anniversary of the 2016 Annual Meeting of Stockholders. Accordingly, any such proposal or nomination must be received by the Secretary no later than February 20, 2017 (but no earlier than December 22, 2016), and should be delivered or mailed to the following address: Secretary, Clean Diesel Technologies, Inc., 1621 Fiske Place, Oxnard, California 93033, U.S.A.

        In order to be properly submitted to the Secretary of the Company, a proposal or nomination by a CDTi stockholder must contain specific information as required under CDTi's By-laws, including without limitation (i) the name and address of the stockholder making the proposal, (ii) the class and number of shares that are owned of record or beneficially owned by such stockholder, (iii) any material interest of such stockholder in the proposal, and (iv) certain information regarding the proposal or director nominee and such nominee's relationship to the proposing stockholder. If you would like a copy of CDTI's current By-laws, please write to the Secretary, Clean Diesel Technologies, Inc., 1621 Fiske Place, Oxnard, California 93033, U.S.A. CDTi's current By-laws may also be found on the Company's website at www.cdti.com.

        To be considered for inclusion in CDTi's proxy statement and form of proxy for the 2017 Annual Meeting of Stockholders, your stockholder proposal must be submitted in writing by December 4, 2016 to the Secretary, Clean Diesel Technologies, Inc., 1621 Fiske Place, Oxnard, California 93033, U.S.A.

        Without limiting the advance notice provisions in the Company's By-laws, which contain procedures that must be followed for a matter to be properly presented at an annual meeting, CDTi management who are proxy holders will have discretionary authority to vote all shares for which they hold proxies with respect to any stockholder proposal or nomination received after the deadline for such proposals or nominations set forth in the By-laws. Such discretionary authority may be exercised to oppose a proposal or nomination made by a stockholder.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

 DIRECTORS AND EXECUTIVE OFFICERS OF CDTi

        The following table sets forth the name, age and positions of individuals who are currently Directors and executive officers of CDTi. Following the table is a brief biography of each current Director and of each current executive officer of CDTi. To CDTi's knowledge, there are no family relationships between any Director or executive officer and any other Director or executive officer of CDTi. Executive officers serve at the discretion of the Board of Directors. Additionally, executive officers may be elected to the Board of Directors.

Name	Age	Position
Charles R. Engles, Ph.D.(1)	68	Chairman of the Board of Directors
Matthew Beale	49	President, Chief Executive Officer and Director
Dr. Till Becker	58	Director
Lon E. Bell, Ph.D.	75	Director
Bernard H. "Bud" Cherry(1)	76	Director
Mungo Park	60	Director
Hans Eric Bippus	47	Executive Vice President of Sales and Marketing
Stephen J. Golden	54	Chief Technology Officer and Vice President
David E. Shea	52	Chief Financial Officer, Treasurer and Secretary

(1)
Not standing for re-election per below.

Current Directors

        Charles R. Engles, Ph.D., Chairman.    Dr. Engles joined the CDTi Board of Directors in October 2010, immediately following the business combination of CDTi and Catalytic Solutions, Inc. and was appointed Chairman in September 2014. Dr. Engles served as a Director of Catalytic Solutions, Inc. from January 2000 to October 2010. Dr. Engles is an independent consultant and has over 20 years of experience serving as a board member for U.S. public companies and has also been a board member of numerous private companies. From May 2012 to May 2013, he served as a consultant to PatentBridge, LLC, an intellectual property brokerage firm, under the title of Senior Director. From April to October 2008, Dr. Engles served as Interim Chief Executive Officer of ThermoCeramix, Inc., an advanced materials company focused on electrical to thermal energy conversion. From September 1997 to March 2008, Dr. Engles served as Chief Executive Officer of Cutanix Corporation, a biopharmaceutical company focused on dermatological drug discovery that he co-founded. From September 1994 to March 1997, he served as Chairman and Chief Executive Officer of Stillwater Mining Company (NYSE:SWC), a producer of platinum group metals, and, under his direction, it completed an IPO on NASDAQ in 1994. In 1992, he organized the spin out from Johns-Manville Corporation (NYSE:BRK.A,BRK.B) and Chevron Corporation (NYSE:CVX) of Stillwater Mining Company. He also served as a Director of Stillwater Mining Company from May 2013 until November 2014. From July 1989 until September 1994, Dr. Engles served as Senior Vice President of Johns-Manville Corporation responsible for corporate development and worldwide mining and minerals operations. Dr. Engles holds a Ph.D. from Stanford University in operations research and attended Oxford University as a Rhodes Scholar.

        After 16 years of service as a director of CDTi and its predecessor company, Catalytic Solutions, Inc., Dr. Engles has informed the Board that he wishes to retire from the board at the end of his current term and will not stand for re-election.

        Matthew Beale, President, Chief Executive Officer and Director.    Mr. Beale was appointed Chief Executive Officer in October 2015 and President in December 2015. He joined the CDTi Board of Directors in September 2014. From May 2013 until September 2015, Mr. Beale served as Group Strategy Officer at Landi Renzo SpA (MIL:LR), a multinational engineering and manufacturing company based in Italy focused on alternative fuel systems and components for OEM and aftermarket automotive applications. From July 2012 to April 2013, Mr. Beale was a strategy consultant to the alternative fuel systems industry focused on business and capital markets strategies. Prior to that, he held several leadership positions at Fuel Systems Solutions, Inc. (NASDAQ:FSYS), a producer of fuel systems and components for automotive and industrial markets, including: Co-President and Head of IMPCO Operations from April 2011 to June 2012; Chief Financial Officer from May 2009 to March 2011; President and Secretary from May 2008 to March 2011; and Vice President of Business Development from February 2007 to April 2008. Previously, Mr. Beale held international corporate finance and banking positions with CVS Partners from 2005 to 2007; with Citigroup Inc. from 2000 to 2004; and with JP Morgan (NYSE:JPM) from 1994 to 2000. Mr. Beale received a BA in English Literature from the University of London, a Diploma in Accounting and Finance from the London School of Economics, and an MBA from IESE Business School.

        Mr. Beale's experience as an executive officer of public companies and his finance and operations leadership experience in the automotive industry provides him with the continued business experience and acumen to guide CDTi on its financial and strategic initiatives and led the Board to conclude that he should be nominated to continue to serve as a Director of CDTi.

        Dr. Till Becker, Director.    Dr. Becker joined the CDTi Board of Directors in February 2015. Dr. Becker has over 25 years of international experience in the automotive, consumer goods and energy industries, including 19 years in leadership roles at Daimler AG, and an extensive background in corporate restructuring and M&A transactions. Dr. Becker currently serves as a Senior Advisor at Global Board Room Advisors, an Asia-focused M&A consulting firm which he co-founded in 2011. Additionally, he has served as Senior Advisor to Holland Private Equity Growth Capital, an investment firm focused on growth-stage investments in small to mid-market technology companies in the Benelux and Germany, since 2014 and Senior Consultant to Artris Management Ltd., a European M&A and consulting company, since 2010. In 2013, Dr. Becker served as CEO of Hess AG, a provider of world-class lighting systems, where he implemented a successful restructuring plan that led to the company's sale. From 2010 to 2011, he served as interim CEO of MPS Micropaint Holding AS, an international distributor of premium spot repair systems for small paint damages and as an advisor to RealEyes GmbH, a three-dimensional display imaging firm. From 2008 to 2010, Dr. Becker served as an advisor to Capital Dynamics Ltd., an independent, global asset management firm that invests in private equity and clean energy infrastructure. From 1987 to 2006, Dr. Becker served in numerous roles at Daimler AG, including Chairman and CEO of Daimler Northeast Asia, Mercedes-Benz Türk A.S., Istanbul, Mercedes-Benz India Pvt. Ltd. And Mercedes-Benz Portugal SA as well as Executive Vice President of the parent company. In addition to CDTi, Dr. Becker currently serves as chairman of the board of Armonic AudioMotive Limited and MPS Micropaint Holding AS and as director of Automotive Business Consulting AG and Equity Gate Advisors GmbH. He previously served as chairman the board of PAS Management Holding GmbH (2008 to 2010) and Lombardium Hamburg GmbH & Co KG (2009 to 2011). Dr. Becker received a law degree from the University of Münster.

        Dr. Becker's experience as a director and extensive international leadership experience, technology and commercialization experience and first-hand understanding of the automotive industry led the Board to conclude that he should be nominated to continue to serve as a Director of CDTi.

        Lon E. Bell, Ph.D., Director.    Dr. Bell joined the CDTi Board of Directors in June 2013. He founded Gentherm Inc. (NASDAQ:THRM), formerly Amerigon Inc., a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications, in 1991, and was a consultant to Gentherm from December 2010 to December 2012. Dr. Bell served many roles at Gentherm, including Chief Technology Officer until December 2010, Director of Technology until 2000, Chairman and Chief Executive Officer until 1999, and President until 1997. Dr. Bell served as the Chief Executive Officer and President of BSST LLC, a

subsidiary of Gentherm, from September 2000 to December 2010. He served as a Director of Gentherm from 1991 to 2012. Previously, Dr. Bell co-founded Technar Incorporated, which developed and manufactured automotive components, and served as Technar's Chairman and President until selling majority ownership to TRW Inc. in 1986. Dr. Bell continued managing Technar, then known as TRW Technar, as its President until 1991. Dr. Bell co-founded Mahindra REVA Electric Vehicle Pvt Ltd in 1994 and currently serves as a Director. He has served as a director for Ideal Power Converters, Inc. (NASDAQ:IPWR) since 2012 and ClearSign Combustion Corporation (NASDAQ:CLIR) since November 2011. From January 2012 to January 2014, Dr. Bell served as a Director of Aura Systems Inc. (OTC:AUSI) and through 2012, Dr. Bell was a director of the non-profit CALSTART. Dr. Bell received a BS degree in Mathematics, MS degree in Rocket Propulsion, and a Ph.D. in Mechanical Engineering from the California Institute of Technology.

        Dr. Bell's experience as a director of public companies, significant business acumen, technology and commercialization experience and first-hand understanding of the automotive industry led the Board to conclude that he should be nominated to continue to serve as a Director of CDTi.

        Bernard H. "Bud" Cherry, Director.    Mr. Cherry joined the CDTi Board of Directors in October 2010, immediately following the business combination of CDTi and Catalytic Solutions, Inc. Mr. Cherry served as a Director of Catalytic Solutions, Inc. from January 2008 to October 2010. Mr. Cherry has served as Chief Executive Officer and Director of Eagle Creek Renewable Energy, LLC, a privately owned developer and operator of hydroelectric generating facilities, since June 2011. Mr. Cherry is also the Principal Founder and Chief Executive Officer of Energy 5.0 LLC, a privately held energy solutions company established in November 2006, that develops, finances, constructs and operates complex renewable energy production facilities. Mr. Cherry has over 40 years' experience in the energy sector. He served as Executive Vice Chairman of the Board of Northern Power Systems, Inc., a wind energy company from August 2008 to July 2009 and Chief Executive Officer from August 2008 to December 2008. In February 2007, Mr. Cherry joined the Board of Directors of Distributed Energy Systems Corporation (NASDAQ:DESC), a renewable energy generation and technology equipment manufacturer, and became Chairman of the Board in August 2007. In October 2007, Mr. Cherry was named Chief Executive Officer and served until August 2008, at which time he also left the Board. Distributed Energy Systems Corporation filed for Chapter 11 bankruptcy protection in June 2008. Prior to that, Mr. Cherry was Chief Executive Officer of the Foster Wheeler Global Power Group, one of the two major business groups of Foster Wheeler Limited (NASDAQ:FWLT), a provider of construction and engineering services, from November 2002 until June 2006. Prior to his tenure at Foster Wheeler, Mr. Cherry was a member of the senior management team of the Oxbow Group for 17 years. Mr. Cherry was the President and Chief Operating Officer of the Oxbow Energy and Minerals Group and played a key leadership role in the creation and growth of Oxbow's global energy activities. Mr. Cherry began his career as a Nuclear Engineer at United Nuclear Corporation and holds a BS degree in Chemistry and MS degree in Nuclear Engineering, both earned at the University of Illinois.

        After 8 years of service as a director of CDTi, and its predecessor company, Catalytic Solutions, Inc., Mr. Cherry has informed the Board that he wishes to retire from the board at the end of his current term and will not stand for re-election.

        Mungo Park, Director.    Mr. Park has been a Director of CDTi since September 2009 and served as Chairman from September 2009 to October 2010. Mr. Park is the Chairman and Founder of Innovator Capital Limited, a financial services company of London, England established in 2003. He has over 30 years of investment banking experience, focusing primarily on the technology, industrial technology and the biomedical industries.

        Mr. Park's fundraising experience and experience in advising "Greentech" companies on financial matters led the Board to conclude that he should be nominated to continue to serve as a Director of CDTi.

Executive Officers

        Biographical information for Mr. Beale is included above under "—Current Directors."

        Hans Eric Bippus, Executive Vice President of Sales and Marketing.    Mr. Bippus joined CDTi as Executive Vice President of Sales and Marketing in July 2015. He has over 15 years of sales, marketing and operations management experience in the global automotive and heavy duty vehicle markets. Prior to joining CDTi, from December 2013 to July 2015, Mr. Bippus served as Vice President of Sales and Marketing for Dura Products, Inc., a manufacturer of digital chemical meters and mini-bulk transfer pumps for the agricultural and on- and off-road diesel engine markets. From May 2011 to October 2013, he served as Senior Vice President of Global Aftermarket Sales for Remy International Inc. (NASDAQ—REMY), a leading manufacturer and remanufacturer in the automotive, heavy duty and transportation industry, where he also managed the OEM heavy duty truck business in North America. From May 2008 to February 2011, he served as Vice President, Sales and Marketing for CNH Industrial, a subsidiary of Fiat S.p.A. From May 2000 to May 2008, he held various positions with Prestolite Electric, Inc., a manufacturer of alternators and starter motors for original equipment and aftermarket applications, most recently as Vice President, Worldwide Sales. Mr. Bippus earned his BA degree in Management from the Walsh College of Accountancy and Business in Michigan.

        Stephen J. Golden, Ph.D., Chief Technology Officer and Vice President.    Dr. Golden has served as Chief Technology Officer and Vice President—Business Development and Strategy since April 2012. Dr. Golden joined CDTi as Chief Technical Officer in October 2010, immediately following the business combination of CDTi and Catalytic Solutions, Inc. Dr. Golden is one of the founders of Catalytic Solutions, Inc. and the developer of its technology and had served as the Chief Technical Officer and Director of Catalytic Solutions, Inc. since 1996. From 1994 to late 1995, Dr. Golden was the Research Director for Dreisbach Electromotive Incorporated, a developer of advanced batteries based in Santa Barbara, California. Dr. Golden received his doctorate in Material Science at Imperial College of Science and Technology in London, England. Dr. Golden did extensive post-doctoral work at the University of California, Santa Barbara, and the University of Queensland, Australia in ceramic oxide and mixed metal oxide materials.

        David E. Shea, Chief Financial Officer, Treasurer and Secretary.    Mr. Shea was appointed Chief Financial Officer in July 2014 following his service as Corporate Controller from April 2014 to July 2014 and Vice President of Finance from May 2013 to July 2014. Mr. Shea has served as Secretary since December 2015 and Treasurer since May 2013. Mr. Shea joined CDTi as Corporate Controller in October 2010, following the business combination of CDTi and Catalytic Solutions, Inc. Mr. Shea served as Corporate Controller of Catalytic Solutions, Inc. from 2009 and as Manager of Financial Planning and Analysis from October 2005 to 2009. Mr. Shea has over 20 years of financial management experience in a number of different industries. From 2001 to 2005, Mr. Shea served as Director of Finance for ENCO Utility Services, a privately held utility services outsourcing provider. From 1998 to 2001, Mr. Shea was the Manager of Business Planning and Development for Edison Enterprises, an unregulated subsidiary of Edison International (NYSE:EIX). From 1986 to 1998, Mr. Shea held several of financial positions, the last being Manager of Material Estimating and Cost Management at Northrop Grumman (NYSE:NOC). Mr. Shea received a BA degree in Economics/Mathematics from the University of California at Santa Barbara and MBA degree from the University of Southern California Marshall School of Business.

 PROPOSAL No. 1

ELECTION OF DIRECTORS

The Nominees

        We are asking you to vote for the election of four (4) nominees as Directors of CDTi. Each of the nominees is currently a Director of CDTi and was selected by the Board of Directors upon the recommendation of the Compensation and Nominating Committee of the Board. The term of office of each Director is until the 2017 annual meeting or until a successor is duly elected or, if before then, a Director resigns, retires or is removed by the stockholders.

        The following table sets forth certain information with respect to each person nominated and recommended to be elected as a Director of CDTi.

Name	Age	Director Since
Matthew Beale	49	2014
Dr. Till Becker	58	2015
Lon E. Bell, Ph.D.	75	2013
Mungo Park	60	2009

        Biographical information for each nominee, including the reasons that we believe they should continue to serve as Directors, is included under "Directors and Executive Officers of CDTi—Current Directors". Details concerning Directors' compensation for the year ended December 31, 2015 are included under "Director Compensation".

Availability

        The nominees have all consented to stand for election and to serve. If one or more of the above nominees becomes unavailable or declines to accept election as a Director, votes will be cast for a substitute nominee, if any, designated by the Board on recommendation of the Compensation and Nominating Committee. If no substitute nominee is designated prior to the election, the individuals named as proxies on the enclosed proxy card will exercise their judgment in voting the shares that they represent, unless the Board reduces the number of Directors and eliminates the vacancy.

Plurality Voting

        Under Delaware law and CDTi's By-laws, a vote by a plurality of the shares voting is required for the election of Directors. Under plurality voting, Directors who receive the most "For" votes are elected; there is no "Against" option and votes that are "withheld" or not cast are disregarded in the count. If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Compensation and Nominating Committee in any future decision on nominations.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

ROLE AND COMPOSITION OF THE BOARD OF DIRECTORS

        The Board of Directors, which is elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. It selects the Chief Executive Officer, or person or persons performing similar functions, and other members of the senior management team, and provides an oversight function for the Chief Executive Officer's execution of overall business strategy and objectives. The Board acts as an advisor and counselor to senior management and validates business strategy and direction. The Board's primary function is to monitor the performance of senior management and facilitate growth and success by providing mentoring and actionable business advice honed by substantial substantive knowledge of the Company's business and history tempered with significant outside business experience.

        Our By-laws state that the number of Directors shall be determined from time to time by the Board of Directors or by the stockholders.

        Each Director shall be elected for a term of one year and until a successor is duly elected or until the Director shall sooner resign, retire, become deceased or be removed by the stockholders. Any Director may be removed by the stockholders with or without cause at any time. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director to the Chairman, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Vacancies in the Board may be filled by a majority of the Directors then in office (although less than a quorum), by the sole remaining Director, or by the stockholders. Any decrease in the authorized number of Directors shall not become effective until the expiration of the term of the Directors then in office unless, at the time of such decrease, there shall be vacancies on the Board that are being eliminated by the decrease. The Board is currently comprised of a Non-Executive Chairman, four Non-Executive Directors and our Chief Executive Officer.

Director Independence

        The Board of Directors has affirmatively determined that each of Dr. Till Becker, Lon E. Bell, Ph.D., and Mungo Park is "independent" under the NASDAQ listing standards. In addition, the Board of Directors has determined that the members of CDTi's Audit and Compensation and Nominating Committees, Dr. Bell, and Mr. Park are "independent" under the heightened independence standards applicable to Committee members under applicable NASDAQ listing standards and SEC rules.

2015 Meetings and Attendance

        During 2015, the Board held 16 meetings. All Directors attended at least 75% or more of the aggregate number of meetings of the Board and Board Committees on which they served. All Directors standing for re-election attended the 2015 annual meeting of CDTI held on May 20, 2015. CDTi has a formal policy mandating Director Attendance at annual meetings.

Executive Sessions

        In 2015, the Non-Executive Directors met in executive session of the Board on 3 occasions; the members of the Audit Committee met in executive session on 3 occasions; and the Compensation and Nominating Committee met in executive session on 2 occasions. The policy of the Board is to hold at least two executive sessions of the Board annually and executive sessions of committees when needed.

Board Leadership Structure

        The CDTi Board is led by a Chairman who is a Non-Executive Director selected by the full Board on nomination of the Compensation and Nominating Committee. The Board believes that the

Chairman is responsible for Board leadership and the Chief Executive Officer is responsible for leading the management, employees and operations of CDTi and that these are two distinct and separate responsibilities. The Board believes this leadership structure is efficient and promotes good corporate governance. However, the Board continues to evaluate its leadership structure and may change it, if, in the opinion of the Board, a change is required by the needs of CDTi's business and operations.

Risk Oversight

        The Board of Directors exercises ultimate risk oversight responsibility for CDTi directly and through its committees. The direct role for the Board is to assist management in identifying risk, to evaluate management's performance in managing risk, and, when appropriate, to request information and data to assist in that process. The Board believes that its leadership structure of a separate Chairman and Chief Executive Officer enhances the Board's assessment of risk. The Audit Committee assists the Board of Directors in its oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation and Nominating Committee oversees risks relating to CDTi's compensation policies and practices. Each Committee reports its activities and recommendations to the Board, including assessment of risk, when appropriate.

COMMITTEES OF THE BOARD

        The standing Committees of the Board of Directors are an Audit Committee, Compensation and Nominating Committee and Technology Committee. Special committees may be formed from time to time as determined by the Board of Directors. The Charters of the Audit Committee and Compensation and Nominating Committee are available on CDTi's website at www.cdti.com under "Investor Relations". The following table sets out the current membership of the standing Committees of our Board of Directors and the number of Committee meetings held in 2015:

Name	Audit	Compensation and Nominating	Technology
Charles R. Engles, Ph.D.(1)	Chairman	X
Dr. Till Becker			X
Lon E. Bell, Ph.D.		X	Chairman
Bernard H. "Bud" Cherry(1)	X	Chairman
Mungo Park	X		X
Number of Meetings in 2015	9	5	6

(1)
Not standing for re-election.

Audit Committee

        The Audit Committee is responsible for oversight of accounting and financial reporting processes, audits of the financial statements, internal control and audit functions, and compliance with legal and regulatory requirements and ethical standards adopted by the Company. For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper record keeping, accounting or disclosure. The Audit Committee is also responsible for reviewing transactions with related parties, regardless of the amount of such transaction. The Board has also constituted the Audit Committee as a Qualified Legal Compliance Committee in accordance with SEC regulations.

        In the opinion of the Board, each of the members of the Audit Committee has both business experience and an understanding of generally accepted accounting principles and financial statements enabling them to effectively discharge their responsibilities as members of that Committee.

  Audit Committee Financial Expert

        The Board has determined that Charles R. Engles, Ph.D., is an audit committee financial expert within the meaning of SEC regulations. In making this determination the Board considered Dr. Engles' formal training, extensive experience in accounting and finance and his prior service with other reporting companies under the Securities Exchange Act. The Board has also determined that Dr. Engles is "independent," as independence for audit committee members is defined in the NASDAQ listing standards.

Compensation and Nominating Committee

  Compensation

        The Compensation and Nominating Committee is responsible for the oversight and determination of executive compensation. For outside adviser services, the Compensation and Nominating Committee is responsible for the engagement and compensation of independent compensation consultants, legal advisors and other advisers, and the oversight of their activities and evaluation of their independence. Among other things, the Committee reviews, recommends and approves salaries and other compensation of the Company's eligible employees, administers the Company's Management Short Term Incentive Plan and the Company's long-term incentives under the Company's Stock Incentive Plan (including reviewing, recommending and approving equity grants to eligible employees) and Executive Long Term Incentive Plan.

        Executive compensation awards are approved by the Compensation and Nominating Committee on recommendation of the Chief Executive Officer, except that the compensation of the Chief Executive Officer is determined by the Committee itself. Compensation of executives is considered for final approval by the Board of Directors upon the recommendation of the Compensation and Nominating Committee.

        In determining executive compensation, the Committee considers:

  •
  the executive's performance in light of Company goals and objectives;

  •
  competitive market data at comparable companies;

  •
  our overall budget for base salary increases; and

  •
  such other factors as it shall deem relevant.

        The Compensation and Nominating Committee is authorized to engage and retain independent third party compensation and legal advisors to obtain advice and assistance on all matters related to executive compensation and benefit plans, as well as external consultants to provide independent verification of market position and consider the appropriateness of executive compensation.

  Nominating

        The Compensation and Nominating Committee also identifies Director Nominees for election to fill vacancies on CDTi's Board. Nominees are considered for approval by the Board on recommendation of the Committee. In evaluating nominees, the Committee seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to Board responsibilities. Candidates should also satisfy such other particular requirements that the Committee may consider important to CDTI's business at the time. When a vacancy occurs on the Board, the Committee will consider nominees from all sources, including stockholders, nominees recommended by other parties, and candidates known to the Directors or CDTi's management. The Committee may, if appropriate, make use of a search firm and pay a fee for services in identifying candidates. The best candidate from all evaluated will be recommended to the Board to consider for nomination.

        The Compensation and Nominating Committee does not have a formal affirmative diversity policy for identifying nominees for the Board of Directors. When evaluating nominees, however, the Committee considers itself diversity neutral and examines a candidate's background, experience, education, skills and individual qualities that could contribute to heterogeneity and perspective in Board deliberations.

        Stockholders who wish to recommend candidates for consideration as nominees should furnish in writing detailed biographical information concerning the candidate to the Committee addressed to the Secretary of CDTi at 1621 Fiske Place, Oxnard, California, 93033, U.S.A. No material changes have been made to the procedures by which security holders may recommend nominees to CDTi's Board of Directors.

Technology Committee

        The Technology Committee's responsibility is to represent and assist the Board of Directors in its review and oversight of the Company's technology strategy and investment in research and development and technological and scientific initiatives and to review and identify specific technology, science and innovation matters that could have a significant impact on Company operations.

Strategy Committee

        On May 20, 2015, the Board of Directors established a Strategy Committee to assist with the Company's mission, vision and strategic direction. Having accomplished the objectives of the special Committee, the Board of Directors dissolved the Committee on January 14, 2016.

CORPORATE GOVERNANCE

        The Board is committed to sound and effective corporate governance principles and practices. The role of our Board of Directors is to effectively govern the affairs of our Company for the benefit of our stockholders. Our Board of Directors strives to ensure the success and continuity of our Company and its mission through the election and appointment of qualified management. It is also responsible for ensuring that CDTi's activities are conducted in a responsible and ethical matter.

Code of Business Ethics and Conduct

        The Board has adopted a Code of Ethics and Business Conduct (the "Code") that applies to all employees, executive officers and Directors. A copy of the Code is available free of charge on written or telephone request to Secretary, CDTi, 1621 Fiske Place, Oxnard, California 93033, U.S.A., or +1 805 639 9458. The Code is also available on CDTi's website at www.cdti.com under "Investor Relations". Changes to the Code or waivers granted under the Code will be posted on CDTi's website at www.cdti.com under "Investor Relations".

Communicating with the Board of Directors

        Stockholders and other interested parties may contact any of CDTi's Directors, including the Chairman or the Non-Executive Directors as a group, by writing a letter to the CDTi Director(s) c/o Secretary, CDTi, 1621 Fiske Place, Oxnard, California 93033, U.S.A. Communications will be forwarded directly to the Chairman, unless a different Director is specified.

Corporate Governance Materials

        Materials relating to corporate governance at CDTi are published on our website at www.cdti.com under "Investor Relations".

  •
  Board of Directors—Background and Experience

  •
  Audit Committee Charter

  •
  Compensation and Nominating Committee Charter

  •
  Code of Ethics and Business Conduct

  •
  By-laws of Clean Diesel Technologies, Inc.

  •
  Restated Certificate of Incorporation of Clean Diesel Technologies, Inc.

Transactions with Related Parties

        Since January 1, 2015, aside from those transactions listed below and compensation and other arrangements described elsewhere in this Proxy Statement and included in the Annual Report on Form 10-K for the year ended December 31, 2015, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 or one percent of the Company's average total assets at year end for the last two completed fiscal years and in which any of the Company's Directors, executive officer, persons who we know hold more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement and included in the Annual Report on Form 10-K for the year ended December 31, 2015.

  Kanis S.A.

        We have entered into certain transactions involving the issuance of indebtedness by us to Kanis S.A., a former holder of more than five percent of our outstanding shares of common stock. For more information, see Note 10 to the Company's consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 30, 2016.

        In connection with these transactions, we have issued equity securities to Kanis S.A. in return for Kanis S.A. agreeing to loan funds to us or amend related debt instruments and/or agreements, including the issuance on: (i) December 30, 2010 of warrants to acquire up to 25,000 shares of common stock at $10.40 per share (the "December Warrants") in connection with the entry into a loan commitment letter on such date providing for a loan by Kanis S.A. to us of $1.5 million; (ii) July 3, 2013 of 188,000 shares of common stock and warrants to acquire up to 94,000 shares of common stock at $1.25 per share in satisfaction of a $100,000 payment premium due June 30, 2013 and $135,000 of accrued interest as of June 30, 2013 relating to an 8% promissory note due 2016 in the aggregate principal amount of $1.5 million; (iii) on February 16, 2012 of warrants to acquire up to 5,000 shares of common stock at $3.80 per share (the "February Warrants") in connection with an amendment to our 8% subordinated convertible note due 2016 issued pursuant to a subordinated notes commitment letter dated April 11, 2011; (iv) on July 27, 2012 of warrants to acquire up to 45,000 shares of common stock at $2.09 per share (the "July Warrants") in connection with a 8% promissory note in the principal amount of in the initial aggregate principal amount of $3.0 million; and (v) on November 11, 2014 of warrants to acquire up to 80,000 shares of common stock at $1.75 per share in connection with the entry into a letter agreement amending the terms of various loans made by Kanis S.A. to us. On October 7, 2015, we entered into a letter agreement with Kanis S.A., whereby Kanis S.A. agreed to amend the terms of the outstanding loans made to the Company, such that (i) the maturity date and payment premium on the outstanding 8% shareholder note due on October 1, 2016 in the aggregate principal amount of $1,500,000 was extended to October 1, 2018; (ii) the maturity date on the outstanding 8% subordinated convertible note due on October 1, 2016 in the aggregate principal amount of $3,000,000 was extended to October 1, 2018; and (iii) the maturity date on the outstanding 8% shareholder note due on October 1, 2016 in the aggregate principal amount of $3,000,000 was extended to October 1, 2018.

        Pursuant to the terms of the Agreement, the Company agreed to amend the terms of certain outstanding warrants issued to Kanis S.A. in order to (i) extend the expiration date until November 11, 2019 and, (ii) with respect to the December Warrants, February Warrants and July Warrants representing the right to purchase up to 75,000 shares of the Company's common stock and reduce the exercise price to $1.75 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to CDTi's executive officers, Directors and greater than ten percent beneficial owners during the year ended December 31, 2015 were complied with.

DIRECTOR COMPENSATION

Summary Director Compensation Table

        The following table shows all compensation earned by CDTi's Non-Executive Directors in 2015.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Charles R. Engles, Ph.D.(3)	$79,007	$29,547	—	—	$108,554
Matthew Beale(4)	$41,931	$29,547	—	—	$71,478
Dr. Till Becker(5)	$37,445	$38,096	—	—	$75,541
Lon E. Bell, Ph.D.(6)	$41,965	$29,547	—	—	$71,512
Bernard H. "Bud" Cherry(7)	$46,000	$29,547	—	—	$75,547
Mungo Park(8)	$34,465	$29,547	—	—	$64,012

(1)
The amounts indicated do not necessarily correspond to any actual value that will be realized by a recipient. Such amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Pursuant to GAAP, the grant date fair value of the awards granted to each Director, was $29,547, which was based on the grant date fair value per share of $1.96, the closing price of our common stock on May 20, 2015. Dr. Becker received an additional grant upon joining the board, which the grant date fair value was $8,549, which was based on the grant date fair value per share of $2.05, the closing price of our common stock on February 9, 2015. As of December 31, 2015, the following unvested stock awards were held by current Non-Executive members of the Board of Directors: Dr. Engles, 7,538 shares; Dr. Becker, 7,538 shares; Dr. Bell, 7,538 shares; Mr. Cherry, 7,538 shares; and Mr. Park, 7,538 shares.

(2)
As of December 31, 2015, the following outstanding option awards were held by current Non-Executive members of the Board of Directors: Dr. Engles, 15,000 shares; Mr. Cherry, 15,000 shares; and Mr. Park, 15,000 shares.

(3)
Prior to the 2016 Annual Meeting, Dr. Engles served as Chairman of the Board of Directors and was a member of the Compensation and Nominating Committee. He served as a member of the Strategy Committee since May 20, 2015 and has served as Chairman of the Audit Committee since October 22, 2015.

(4)
Mr. Beale was appointed by the Board of Directors to serve as Chief Executive Officer effective October 22, 2015, at which time he ceased earning compensation as a Director. Mr. Beale served as the Chairman of the Audit Committee and as a member of the Compensation and Nominating Committee until his appointment as Chief Executive Officer. He also served as a member of the Strategy Committee since May 20, 2015. The compensation earned by Mr. Beale in his new position is reported in the Executive Compensation Table.

(5)
Dr. Becker joined the Board of Directors on February 9, 2015 and immediately began serving as a member of the Technology Committee. He served as Chairman of the Strategy Committee since May 20, 2015.

(6)
Dr. Bell is Chairman of the Technology Committee and has served as a member of the Compensation and Nominating Committee since October 19, 2015.

(7)
Prior to the 2016 Annual Meeting, Mr. Cherry was Chairman of the Compensation and Nominating Committee and served as a member of the Audit Committee.

(8)
Mr. Park is a member of the Technology Committee and has served as a member of the Audit Committee since October 19, 2015.

  Narrative to Director Compensation Table

        During 2015, CDTi's Non-Executive Directors were compensated based on the following fee schedule:

Description	Compensation
Board Member Retainers:
• Chairman (in addition to Member Retainer) • Board Member • Includes four in-person meetings • Includes four telephonic meetings	$35,000 per year

$25,000 per year; plus an annual award of Restricted Share Units valued at $30,000, with timing and vesting to be at the discretion of the Board on the recommendation of the Compensation and Nominating Committee

Additional Compensation:
• Additional in-person meetings	$1,500 each meeting
• Additional telephonic meetings	$500 each meeting
Audit Committee Retainers:
• Chairman (in addition to Member Retainer)	$10,000 per year
• Committee Member	$5,000 per year
• Includes four in-person meetings
• Includes four telephonic meetings
Additional Compensation:
• Additional in-person meetings	$1,500 each meeting
• Additional telephonic meetings	$500 each meeting
Compensation and Nominating Committee Retainers:
• Chairman (in addition to Member Retainer)	$7,500 per year
• Committee Member	$5,000 per year
• Includes four in-person meetings
Additional Compensation:
• Additional in-person meetings	$1,500 each meeting
• Telephonic meetings	$500 each meeting
Technology Committee Retainers:
• Chairman (in addition to Member Retainer)	$7,500 per year
• Committee Member	$5,000 per year
• Includes four in-person meetings
• Includes four telephonic meetings
Additional Compensation:
• Additional in-person meetings	$1,500 each meeting
• Additional telephonic meetings	$500 each meeting
Strategy Committee Retainers:
• Chairman (in addition to Member Retainer)	$7,500 per year
• Committee Member	$5,000 per year
• Includes four in-person meetings
• Includes four telephonic meetings
Additional Compensation:
• Additional in-person meetings	$1,500 each meeting
• Additional telephonic meetings	$500 each meeting

        Fees earned by the Non-Executive Directors are generally paid in cash quarterly during the period earned. Restricted stock unit awards to Non-Executive Directors will be, under the current policy of the Board, granted under the Stock Incentive Plan and vest over time.

 PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

        The following table sets forth information known to us regarding the beneficial ownership of common stock as of February 29, 2016 by: 1) each person known to CDTi to beneficially own more than five percent of its outstanding shares of common stock; 2) each of the Directors (including all nominees for Director); 3) CDTi's "Named Executive Officers" as set forth in the Summary Compensation Table included under "Executive Compensation"; and 4) all current Directors and executive officers as a group at such date.

        Unless otherwise noted below, the address of each beneficial owner listed in the table is in care of CDTi, 1621 Fiske Place, Oxnard, California, 93033.

	Beneficial Ownership of Common Stock
Beneficial Owner Name and Address	Number of Shares(1)	Percentage Owned(2)
>5% Holders:
N/A	—	—
Directors, Named Executive Officers and all Directors and Executive Officers as a Group:
Charles R. Engles, Ph.D., Chairman of the Board(3)	53,412	*
Dr. Till Becker, Director	11,707	*
Lon E. Bell, Ph.D., Director(4)	145,183	*
Bernard H. "Bud" Cherry, Director(5)	51,647	*
Mungo Park, Director(6)	40,183	*
Matthew Beale, President, Chief Executive Officer and Director(7)	317,150	1.7%
Christopher J. Harris, Former President and Chief Operating Officer(8)	158,280	*
Stephen J. Golden, Ph.D., Chief Technology Officer and Vice President(9)	129,577	*
David E. Shea, Chief Financial Officer(10)	54,139	*
Pedro J. Lopez-Baldrich, Former General Counsel, Corporate Secretary and Vice President	33,515	*
All Directors and Executive Officers as a Group (9 persons)(11)	822,998	4.3%

*
less than 1%

(1)
To our knowledge, unless otherwise indicated in the footnotes to this table, we believe that each of the persons named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable (or other beneficial ownership shared with a spouse) and the information contained in this table and these notes.

Beneficial ownership has been determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the power to vote or dispose of those securities. These rules also treat as beneficially owned all shares that a person would receive upon 1) exercise of stock options or warrants held by that person that are immediately exercisable or exercisable within 60 days of the determination date; and 2) vesting of restricted stock units held by that person that vest within 60 days of the determination date, which is February 29, 2016 for this purpose. Such shares are deemed to be outstanding for the purpose of computing the number of shares beneficially owned and the percentage ownership of the person holding such options, warrants or restricted stock units, but these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
The percent of CDTi beneficially owned is based on 18,461,027 shares of Clean Diesel common stock issued and outstanding on February 29, 2016, together with the applicable stock options, restricted stock units and warrants for that stockholder or group of stockholders calculated in accordance with SEC rules.

(3)
For Dr. Engles, includes 15,000 shares subject to options currently exercisable.

(4)
For Dr. Bell, includes a warrant to acquire 40,000 shares at $1.25 per share. 80,000 shares and the warrant are held in the Bell Family Trust for which Dr. Bell serves as Trustee and has sole voting and investment control over such securities.

(5)
For Mr. Cherry, includes 15,000 shares subject to options currently exercisable.

(6)
For Mr. Park, includes 15,000 shares subject to options currently exercisable.

(7)
For Mr. Beale, includes 250,000 shares subject to options exercisable within 60 days.

(8)
For Mr. Harris, includes 108,280 shares subject to options currently exercisable.

(9)
For Dr. Golden, includes 74,821 shares subject to options currently exercisable and 14,033 shares subject to restricted share units issuable within 60 days. 8,556 shares are held in the Golden Family Trust for which Dr. Golden serves as Trustee and has sole voting and investment control over such securities.

(10)
For Mr. Shea, includes 28,529 shares subject to options currently exercisable and 9,080 shares subject to restricted share units issuable within 60 days.

(11)
Includes warrants to acquire 40,000 shares, 398,350 shares subject to options currently exercisable and 43,113 shares subject to restricted share units issuable within 60 days. Excludes the beneficial ownership of Mr. Harris and Mr. Lopez-Baldrich who each resigned from the Company effective December 11, 2015.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below sets forth information for the year indicated with respect to compensation earned by 1) the individuals who served as Chief Executive Officer in 2015; and 2) the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2015, other than individuals who served as Chief Executive Officer in 2015, and who earned more than $100,000 during such year; and 3) the individual whom disclosure would have been provided but for the fact that he was not serving as an executive officer as of December 31, 2015. We refer to each of these individuals in this Proxy Statement as a "Named Executive Officer."

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Matthew Beale	2015	$52,500	—	$829,097	$19,909	$49,007	$950,513
President, Chief Executive Officer and Director
Christopher J. Harris	2015	$269,712	—	$162,556	$87,970	$23,526	$543,764
Former President and Chief	2014	$251,442	—	$66,665	$49,000	$360	$367,467
Operating Officer
Stephen J. Golden, Ph.D.	2015	$300,000	$18,000	$185,704	$55,272	$690	$559,666
Chief Technology Officer and	2014	$300,000	—	$79,998	$36,000	$690	$416,688
Vice President
David E. Shea	2015	$225,000	—	$106,450	$41,454	$438	$373,342
Chief Financial Officer,	2014	$163,750	$10,000	$39,750	$24,300	$304	$238,104
Treasurer and Secretary
Pedro J. Lopez-Baldrich	2015	$245,192	—	$74,410	$53,315	$40,247	$413,164
Former General Counsel	2014	$241,731	—	$199,165	$27,000	$231	$468,127
and Vice President

(1)
On October 19, 2015, the Board appointed Mr. Beale to serve as Chief Executive Officer and reassigned Mr. Harris from his role as Chief Executive Officer to Chief Operating Officer, effective October 22, 2015. On December 10, 2015, Mr. Harris and Mr. Lopez-Baldrich resigned from their respective positions, effective as of December 11, 2015.

(2)
The Company has entered into employment agreements with each of Mr. Beale, Mr. Harris, Dr. Golden, Mr. Shea and Mr. Lopez-Baldrich, and a separation agreement with Mr. Harris and Mr. Lopez-Baldrich. Consistent with the terms of each employment agreement, the Company reviews the base salaries of executive officers employed by the Company on an annual basis, and has and may from time to time make adjustments to the base salary amount.

(3)
The Company awards discretionary bonuses to executive officers based upon individual performance from time to time. Dr. Golden's 2015 bonus was awarded in recognition for significant services and ongoing contributions.

(4)
The amounts indicated do not necessarily correspond to any actual value that will be realized by a recipient. Such amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in the Summary Compensation Table, see Note 13 to the Company's consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2015. For Mr. Beale, such amount includes $29,547 for his service as a Non-Executive Director.

(5)
The executive officers are eligible for a cash incentive award payable by the Company under the 2015 Management Short Term Incentive Plan ("STIP") based upon Company and personal performance targets. Cash incentive payments earned under the 2015 STIP were based upon a target eligibility of 70% of base salary for Mr. Beale, and 40% of base salary for each of Dr. Golden and Mr. Shea, payable by the second quarter of 2016, provided the participant is employed by the Company at such time. Mr. Harris' target eligibility of 60% for the 2015 STIP was pro-rated and paid per the terms of a separation agreement and release dated December 14, 2015 which provided for a pro-rated payment of $87,970. Mr. Lopez-Baldrich's target eligibility of 40% for the 2015 STIP was pro-rated and paid per the terms of a separation agreement and release dated December 14, 2015 which provided for a pro-rated payment of $53,315.

(6)
The amounts indicated reflect dollar value of premiums paid by CDTi for group term life and accidental death and dismemberment insurance and the following additional amounts: (i) Mr. Beale's amount includes (a) compensation earned for his service as a Non-Executive Director in the amount of $41,931, which further compensation ceased upon his transition to an Executive Director, and (b) $3,000 per month for a housing allowance totaling $6,968; (ii) Mr. Harris' amount for 2015 includes (a) one-time payment of $11,936 to defray costs for medical expenses, and (b) $10,577 vacation accrual paid upon termination; and (iii) Mr. Lopez-Baldrich's amount for 2015 includes (a) one-time payment of $10,757 to defray costs for medical expenses, and (b) $28,846 vacation accrual paid upon termination.

Narrative Disclosure to Summary Compensation Table

  Employment Agreements

        We entered into an employment agreement with Mr. Beale on October 22, 2015, Mr. Harris on March 25, 2014 (the "Original Employment Agreement"), which was amended and restated on December 22, 2014 (the "Amended Employment Agreement"), and employment agreements with Mr. Shea on December 22, 2014 and Mr. Lopez-Baldrich on March 25, 2014. We also entered into separation agreements with Mr. Harris and Mr. Lopez-Baldrich on December 14, 2015. Our subsidiary, Catalytic Solutions, Inc. ("CSI"), entered into an employment agreement with Dr. Golden on October 17, 2006.

        The employment agreements provide for an annual base salary of $325,000 for Mr. Beale, $250,000 for Mr. Harris under his Original Employment Agreement, $275,000 for Mr. Harris, under his Amended Employment Agreement effective as of December 1, 2014, $257,500 for Dr. Golden, $225,000 for Mr. Shea and $250,000 for Mr. Lopez-Baldrich, subject to potential adjustments based on an annual review of each named executive officer's salary. Under his employment agreement, Mr. Beale is eligible to receive a temporary monthly housing allowance of $3,000 through October 2016.

        The employment agreements also provide for certain incentive compensation, including:

  •
  for Mr. Beale, (i) 500,000 non-qualified stock options granted on November 5, 2015, having an exercise price equal to the closing price of a share of our common stock as reported on the NASDAQ on such date, with 50% vesting on March 31, 2016 and 50% on December 31, 2016, and (ii) an annual bonus based on the Company's achievement of financial objectives established by the Board and Mr. Beale's achievement of agreed upon personal business objectives, which varies from 0% to 119% of base salary with a target of 70% of such base salary;

  •
  for Mr. Harris, (i) the opportunity to receive long-term incentive awards correlated to his salary and calculated using a multiplier determined by the Board, (ii) an annual bonus based on the Company's achievement of financial objectives established by the Board and Mr. Harris' achievement of agreed upon personal business objectives, which varies from 0% to 68% of base salary with a target of 40% of such base salary under his Original Employment Agreement and 0% to 102% of Mr. Harris' base salary with a target of 60% of such base salary under his Amended Employment Agreement;

  •
  for Dr. Golden, (i) the opportunity to obtain a bonus of up to 60% of his base salary, dependent on the attainment of certain goals and objectives, and (ii) any equity incentive awards that may be granted to Dr. Golden under the Company's Stock Incentive Plan;

  •
  for Mr. Shea, (i) the opportunity to receive long-term incentive awards correlated to his salary and calculated using a multiplier determined by the Board, and (ii) an annual bonus based on the Company's achievement of financial objectives established by the Board and Mr. Shea's achievement of agreed upon personal business objectives, which varies from 0% to 68% of Mr. Shea's base salary with a target of 40% of such base salary; and

  •
  for Mr. Lopez-Baldrich, (i) the opportunity to receive long-term incentive awards correlated to his salary and calculated using a multiplier determined by the Board, and (ii) an annual bonus based on the Company's achievement of financial objectives established by the Board and Mr. Lopez-Baldrich's achievement of agreed upon personal business objectives, which varies from 0% to 68% of Mr. Lopez-Baldrich's base salary with a target of 40% of such base salary.

        On December 14, 2015, Messrs. Harris and Lopez-Baldrich (each, an "Executive") each entered into a separation agreement and release with the Company, pursuant to which the parties agreed:

  •
  A cash payment equal to thirteen (13) months of Executive's base salary payable in installments in accordance with the Company's normal payroll schedule and payroll practices, less applicable tax withholdings.

  •
  A lump sum cash payment in the amount of (i) with respect to Mr. Harris, $11,936.07, and (ii) with respect to Mr. Lopez-Baldrich, $10,756.86, less all applicable withholdings and deductions, to help defray costs incurred for medical insurance whether the Executive elects coverage under COBRA or obtains coverage through the State or Federal Health Insurance Marketplaces.

  •
  Accelerated vesting and exercisability of (i) with respect to Mr. Harris, 15,595 outstanding restricted stock units and outstanding unvested stock option awards to purchase 46,763 share of common stock and (ii) with respect to Mr. Lopez-Baldrich, 16,667 outstanding restricted stock units, to be automatically accelerated on December 18, 2015.

  •
  All of Executive's vested stock option awards shall remain exercisable by Executive for a period of 90 days following the Separation Date.

        On March 29, 2016, the Company entered into addendums to employment agreements with certain of its Executive Officers to reduce base salary compensation to the amounts listed below:

  •
  Matthew Beale: $250,000

  •
  Stephen J. Golden, Ph.D.: $225,000

  •
  David E. Shea: $175,000

        Such reductions in base salary compensation are intended to support the Company's efforts to reduce its overall cost structure.

  Short-Term Incentives

        All executive officers of the Company are eligible to participate in CDTi's STIP. Participation levels, business and personal objectives, and financial targets are established and determined by the Board upon recommendation of the Compensation and Nominating Committee and may include an incremental pay scale that includes linear payout levels. Aggregate plan payments are calculated by CDTi's senior management and approved by the Compensation and Nominating Committee and the Board of Directors. Individual employee payment recommendations are then submitted to the Company's Chief Executive Officer, Compensation and Nominating Committee and Board for final approval before any payments can be made. Cash incentives under the STIP are paid out on an annual basis by the end of the second quarter of each year upon review of financial results from the previous year. To be eligible for the cash incentive payout, participants must remain employed by CDTi on the date of the payout.

        Upon recommendation by the Compensation and Nominating Committee, on April 2, 2015, the Board set specific performance goals and business target criteria pertaining to the STIP for fiscal 2015. Cash incentive potential is based upon CDTi's business objectives and financial performance. Criteria for financial performance targets include sales growth, operating income and free cash flow. Payments made to Mr. Harris and Mr. Lopez-Baldrich were pro-rated and paid per the terms of their December 14, 2015 separation agreement and release.

  Long-Term Incentives

        Executive Long-Term Incentive Plan.    The Executive Long-Term Incentive Plan was established in 2012 as a cash incentive plan for key executives of the Company. The Plan occurs over three-year periods with the first period having commenced with the Company's 2012 calendar year. Under the Plan, the Company's Named Executive Officers and other key executives are provided with specific three-year target incentives based upon their salary, which are payable in cash if the Company achieves certain performance goals set by the Board of Directors for each rolling three-year cycle. Awards are to be paid out following the end of the three-year period if the specified performance goals are met. For example, goals set in calendar year 2012 pertained to calendar years 2012, 2013 and 2014, and became eligible for payment in early calendar year 2015, at the Board of Director's discretion. While the Board of Directors has the discretion to establish new performance goals for subsequent three-year cycles on an annual basis, they elected to discontinue use of this plan on May 20, 2015.

        Performance goals for the final three-year period beginning on January 1, 2013 and ending on December 31, 2015 were not achieved and therefore, no executive was eligible to receive payment under the Plan for calendar year 2015.

        Stock Incentive Plan.    CDTi has one equity based employee compensation plan, the Stock Incentive Plan (formerly known as the 1994 Incentive Plan), which was approved by our stockholders in 1994 upon adoption and again in 2002, 2012 and 2015 upon amendments. Under the Plan currently, awards may be granted to participants in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted share units, performance awards, or any combination of the foregoing. Participants in the Plan may be CDTi's Directors, employees, consultants or advisors (except consultants or advisors in capital-raising transactions) as the Directors determine are key to the success of our business. The Compensation and Nominating Committee grants stock options and restricted stock (or restricted share units) as long-term equity incentive awards. These awards are designed to focus management on the long-term success of CDTi and thereby align the interests of the recipients with the interests of the stockholders.

        Under the Plan, the Board grants stock option awards and restricted share units upon the recommendation of the Compensation and Nominating Committee. Awards are generally granted annually during the first half of the calendar year. Stock options are granted for a term of not more than ten years and at an exercise price per share equal to fair market value on the grant date.

        The following table sets out information as to the grant awards made to the Named Executive Officers during fiscal year 2015.

Name/Award Type	Grant Date	Number of Shares	Vesting
Matthew Beale(1)
Restricted Share Units	05/20/2015	15,075	50% on November 20, 2015 and 50% on May 20, 2016 or immediately prior to the commencement of the Company's 2016 annual meeting of stockholders, as long as he has continuously remained a director of, or consultant to, the Company through such date
NQ Stock Option	11/05/2015	500,000	50% on each of March 31 and December 31, 2016
Christopher J. Harris
NQ Stock Option	05/20/2015	93,525	33.3% on each May 20th of 2016, 2017 and 2018
Stephen J. Golden, Ph.D.
NQ Stock Option	05/20/2015	106,843	33.3% on each May 20th of 2016, 2017 and 2018
David E. Shea
NQ Stock Option	05/20/2015	61,245	33.3% on each May 20th of 2016, 2017 and 2018
Pedro J. Lopez-Baldrich
NQ Stock Option	05/20/2015	42,811	33.3% on each May 20th of 2016, 2017 and 2018

(1)
Mr. Beale's Restricted Share Unit Award was earned for his service as a Non-Executive Director

        In connection with Mr. Harris' and Mr. Lopez-Baldrich's resignations, the Board of Directors accelerated vesting under certain of their equity awards. Please see footnote two to the "Outstanding Equity Awards at Fiscal Year-End" table.

  Executive Compensation Consultant

        During 2015, the Compensation and Nominating Committee directly retained LTC Performance Strategies, Inc. ("LTC") to conduct an executive compensation assessment with a primary focus on the long-term component of compensation for Clean Diesel's executive officers. The assessment by LTC contained a customized peer group analysis of compensation data, including equity compensation/ownership and various long-term compensation practices. The Compensation and Nominating Committee has used and expects to use LTC's assessment and recommendations to determine executive long-term compensation and implement the Company's executive compensation program structures for subsequent years. In particular, in May 2015, on the recommendation of the Compensation and Nominating Committee, Clean Diesel's Board of Directors discontinued use of the Company's Executive Long-Term Incentive Plan beginning with the 2014 plan year; began using stock options as the primary long-term compensation vehicle; and began to increase management's equity holdings toward the median of its peer group.

  Potential Payments upon Termination of Employment or Change in Control

        As of December 31, 2015, the following summarizes the potential payments upon employment termination and change in control events provided for in each of Mr. Beale's, Mr. Shea's and Mr. Lopez-Baldrich's employment agreements and Mr. Harris' Amended Employment Agreement:

Reason for Termination	Benefit
Without Cause or Resignation for Good Reason	12 months of annual base salary and health benefits; pro rata bonus; and accrued and unpaid salary and other benefits through the date of separation
Disability	6 months of annual base salary and health benefits; pro rata bonus; and accrued and unpaid salary and other benefits through the date of separation
With Cause, Resignation Without Good Reason, or Upon Mutual Agreement of the Company and Named Executive Officer	Accrued and unpaid salary and other benefits through the date of separation
Without Cause or Resignation for Good Reason Concurrent with or Subsequent to a Change in Control	12 months of annual base salary and health benefits; pro rata bonus; accrued and unpaid salary and other benefits through the date of separation; and immediate vesting of any equity awards

        On December 14, 2015, Mr. Harris and Mr. Lopez-Baldrich each entered into a separation agreement and release with the Company. For more information, see "—Employment Agreements" above.

        As of December 31, 2015, the following summarizes the potential payments upon employment termination and change in control events provided for in Dr. Golden's employment agreement:

Reason for Termination	Benefit
Resignation for Good Reason (after giving 30 days' notice)	24 months of annual base salary and health benefits; pro rata bonus; and payment of accrued and unused vacation days
With Cause or Resignation Without Good Reason (after giving six months' notice)	Accrued and unpaid base salary; payment of accrued and unused vacation days; and any accrued benefits under CSI's benefit plans and programs, in each case through the date of his separation
Disability
6 months of annual base salary and health benefits; pro rata bonus; and payment for accrued and unused vacation days, subject to reduction for any benefits provided by CSI under any long-term disability insurance
Without Cause
18 months of annual base salary; six months advance notice prior to such termination or a payment in lieu of notice consisting of base salary, pro-rated bonus and medical coverage or the cost thereof which Dr. Golden would have received if he were given the requisite notice
Death	Pro rata bonus

        Various terms such as Good Reason, Disability, and Cause are defined in each Named Executive Officer's employment agreement. Payment of benefits upon termination under Dr. Golden's arrangement is subject to a limited exception for violations of the non-compete covenant, and covenants relating to confidentiality and CDTi's intellectual property in his employment agreement, and the signing of a release. In addition, under Dr. Golden's employment agreement, if either party gives notice to terminate Dr. Golden's employment and CSI asks Dr. Golden not to attend work or undertake any or all of Dr. Golden's duties or gives Dr. Golden additional duties for the purpose of investigating any disciplinary matter, Dr. Golden shall receive base salary and any other benefits and accrued and unpaid bonus if Dr. Golden is being terminated without Cause or at the discretion of CSI's board of directors, in each case during such leave period.

        The Named Executive Officers outstanding stock options and restricted share units were issued under the CDTi Stock Incentive Plan. Under the terms of the Stock Incentive Plan, in the event of termination of employment due to resignation, vested options continue to be exercisable for a period of 90 days and unvested restricted share units cancel. In the case of termination of employment due to death, total disability or normal retirement, vested options continue in force and are exercisable until the expiration of the basic ten-year term, but the unvested portion of any outstanding options terminates and has no effect and restricted share units vest 100% on the date of the termination. In addition, in the event of termination for cause, as provided in the award agreement, all options and restricted share units granted terminate immediately. In the event of a "Change in Control," the Board may, in its discretion, take actions as it deems appropriate to provide for the acceleration, assumption, continuation, substitution or cash-out of outstanding awards if not so determined in each Named Executive Officer's employment agreement. Additionally, the Board or Compensation and Nominating Committee may modify, terminate or grant waivers and accelerations with respect to awards under Stock Incentive Plan, subject to the terms and conditions contained therein.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets out information as to the Named Executive Officers concerning their unexercised option and unvested stock awards outstanding at December 31, 2015.

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Matthew Beale
05/20/2015	—	—	—	—	7,538	$7,086
11/05/2015	—	500,000	$1.79	11/05/2025	—	—

Total	—	500,000			7,538	$7,086
Christopher J. Harris
03/17/2011	12,500	—	$5.68	03/10/2016	—	—
02/22/2012	49,017	—	$3.06	03/10/2016	—	—
05/20/2015	46,763	—	$1.96	03/10/2016	—	—

Total	108,280	—			—	—
Stephen J. Golden, Ph.D.
03/17/2011	16,000	—	$5.68	03/17/2021	—	—
02/22/2012	58,821	—	$3.06	02/22/2022	—	—
03/20/2013	—	—	—	—	8,500	$7,990
03/13/2014	—	—	—	—	11,065	$10,401
05/20/2015	—	106,843	$1.96	05/20/2025	—	—

Total	74,821	106,843			19,565	$18,391
David E. Shea
03/17/2011	5,000	—	$5.68	03/17/2021	—	—
05/24/2012	23,529	—	$2.41	05/24/2022	—	—
03/20/2013	—	—	—	—	4,080	$3,835
02/20/2014	—	—	—	—	10,000	$9,400
05/20/2015	—	61,245	$1.96	05/20/2025	—	—

Total	28,529	61,245			14,080	$13,235

(1)
In connection with a separation agreement and release entered into between Mr. Harris and the Company on December 14, 2015, the Board of Directors accelerated the vesting of 15,595 outstanding restricted stock units and outstanding unvested stock option awards to purchase 46,763 shares of common stock, effective December 18, 2015. In connection with a separation agreement and release entered into between Mr. Lopez-Baldrich and the Company on December 14, 2015, the Board of Directors accelerated the vesting of 16,667 outstanding restricted stock units, effective December 18, 2015. Mr. Lopez-Baldrich had no outstanding equity awards as of December 31, 2015.

  Options granted on March 17, 2011 vested 50% on grant date and 50% on March 17, 2012. February 22, 2012 and May 24, 2012 option grants vested 33.3% on each of February 22, 2013, 2014 and 2015. May 20, 2015 option grants vest 33.3% on each of May 20, 2016, 2017 and 2018 and those granted on November 5, 2015 vest 50% on March 31, 2016 and 50% on December 31, 2016. The expiration date indicated is the tenth anniversary of the date of grant and options are for a ten-year term. Upon resignation, vested options continue to be exercisable for

  90 days but unvested options terminate. In the case of death, total disability or retirement, vested options continue in force and are exercisable until the expiration of the original term but unvested options terminate. In the case of cause, all options granted shall terminate and be immediately nonexercisable. Notwithstanding the foregoing, however, for option grants issued through February 22, 2012 if there shall be a "Change in Control," as defined in the participant's award agreement, in which seventy five percent (75%) or more of the stock or assets of the Company shall have been acquired by a single person or a control group, then the time within which to exercise this option shall be limited to one hundred eighty (180) days following the Plan participant's change in status. For option grants issued beginning May 24, 2012 if there shall be a "Change in Control," option shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed or continued by the acquirer in connection with the Change in Control nor exercised as of the time of the Change in Control.

(2)
Stock awards do not vest unless the Named Executive Officer is employed as of the vesting date, other than in the event of death in which case the number of units vest 100%. March 20, 2013 stock awards vested 33.3% on each of March 20, 2014 and 2015 and will vest 33.3% on March 20, 2016. February 20, 2014 and March 13, 2014 stock awards vested 33.3% on March 20, 2015 and will vest 33.3% on each of March 20, 2016 and 2017. Mr. Beale's May 20, 2015 stock award vested 50% on November 20, 2015 and will vest 50% on May 20, 2016 or immediately prior to the commencement of the Company's 2016 annual meeting of stockholders, as long as he has continuously remained a Director of, or consultant to, the Company through such date.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2015 regarding the Company's equity compensation plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)(3)
Equity compensation plans approved by security holders:
Stock Incentive Plan	1,484,506	$4.00	203,202
Equity compensation plans not approved by security holders:
N/A	—	—	—

(1)
Includes outstanding restricted share units of 199,642.

(2)
Excludes the restricted share units described in footnote 1 above because they do not have an exercise price.

(3)
2,400,000 shares are reserved for issuance under the Stock Incentive Plan.

 REPORT OF THE AUDIT COMMITTEE

        As more fully described in its Charter, the Audit Committee assists the Board of Directors in its oversight of CDTi's corporate accounting and financial reporting process and interacts directly with and evaluates the performance of CDTi's independent registered public accounting firm.

        In the performance of its oversight function, the Audit Committee has reviewed Clean Diesel's audited consolidated financial statements for the year ended December 31, 2015 and has met with both management and CDTi's independent registered public accounting firm, BDO USA, LLP, to discuss those consolidated financial statements. The Audit Committee has discussed with BDO USA, LLP those matters related to the conduct of the audit that are required to be communicated by the independent registered public accounting firm to the Audit Committee under Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board ("PCAOB"), including BDO USA, LLP's judgments as to the quality, not just the acceptability, of CDTi's accounting principles. In addition, the Audit Committee has reviewed and discussed with management the assessment of the effectiveness of CDTi's internal control over financial reporting.

        The Audit Committee discussed with CDTi's independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met separately with the independent registered public accounting firm, without management present, to discuss the results of its audit, CDTi's internal controls and the overall quality of CDTi's financial reporting.

        The Audit Committee has received from BDO USA, LLP the required written disclosures and letter regarding its independence from CDTi, as required by the PCAOB Rule 3526, and has discussed with BDO USA, LLP its independence. The Audit Committee has also reviewed and considered whether the provision of other non-audit services by BDO USA, LLP is compatible with maintaining the auditor's independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements of CDTi for the year ended December 31, 2015 be included in CDTi's Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 30, 2016.

        It is not the duty of the Audit Committee to conduct audits, to independently verify management's representations or to determine that CDTi's financial statements are complete and accurate, prepared in accordance with United States generally accepted accounting principles or fairly present the financial condition, results of operations and cash flows of CDTi. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm retained by the Audit Committee is responsible for performing an independent audit of the consolidated financial statements, and for reporting the results of their audit to the Audit Committee. The Audit Committee reviews and monitors these processes. In giving its recommendation to the Board of Directors, the Audit Committee has expressly relied on (i) management's representation that such financial statements have been prepared in conformity with United States generally accepted accounting principles and (ii) the report of the Company's independent registered public accounting firm, with respect to such financial statements.

The Audit Committee
Charles R. Engles, Ph.D., Chairman Bernard H. "Bud" Cherry Mungo Park

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

 PROPOSAL No. 2

APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT

        Our Board of Directors has unanimously approved a series of alternate amendments to our Restated Certificate of Incorporation that would:

  •
  effect a reverse stock split of all issued and outstanding shares of our common stock at a reverse stock split ratio of one-for-five (1:5) or the Reverse Stock Split; and

  •
  effect a corresponding reduction in the total number of authorized shares of our common stock, or the Authorized Shares Reduction.

        Accordingly, effecting the Reverse Stock Split would reduce the number of outstanding shares of our common stock and, if Proposal No. 3 is also approved by our stockholders, the Authorized Shares Reduction would reduce the total number of authorized shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by the Board of Directors following the 2016 Annual Meeting and prior to the 2017 Annual Meeting of Stockholders. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval. Our Board of Directors strongly believes that the Reverse Stock Split and corresponding Authorized Shares Reduction are necessary for the following reasons:

  1.
  To maintain our listing on The NASDAQ Capital Market.

  2.
  To increase marketability and liquidity of our common stock.

        Accordingly, our stockholders are being asked to approve these proposed amendments pursuant to Proposals Nos. 2 and 3, and to grant authorization to our Board of Directors to determine, at its option, whether to implement the Reverse Stock Split, including its specific timing if (and only if) the Reverse Stock Split is implemented, to implement the resulting corresponding Authorized Shares Reduction. The corresponding Authorized Shares Reduction was designed in an effort to ensure that CDTi does not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split.

        Should we receive the required stockholder approvals for both Proposals Nos. 2 and 3, the Board of Directors will have the sole authority to elect, at any time on or prior to the 2017 Annual Meeting of Stockholders, and without the need for any further action on the part of our stockholders:

  Whether to effect the Reverse Stock Split, with the resulting corresponding Authorized Shares Reduction as detailed under the captions "—Effects of the Reverse Stock Split" and "—Effects of the Authorized Shares Reduction" in Proposals Nos. 2 and 3, respectively.

        Should we not receive the required stockholder approval for Proposal No. 3 or the Reverse Stock Split is not otherwise implemented on or prior to the 2017 Annual Meeting of Stockholders, then the Board of Directors will not implement the Authorized Shares Reduction. In this regard, the implementation of Proposal No. 3 is expressly conditioned upon the approval and implementation of Proposal No. 2; if Proposal No. 2 is not approved and implemented, then Proposal No. 3 will not be implemented.

        If we receive the required stockholder approval for Proposal No. 2 but do not receive the required stockholder approval for Proposal No. 3, then the Board of Directors will retain the option to implement the Reverse Stock Split and if so effected, the total number of authorized shares of our common stock would remain unchanged.

        Notwithstanding approval of Proposals Nos. 2 and 3 by our stockholders, our Board of Directors may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the Reverse Stock Split and the corresponding Authorized Shares Reduction on or prior to the 2017 Annual Meeting of Stockholders, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If the Board of Directors does not implement the Reverse Stock Split on or prior to the 2017 Annual Meeting of Stockholders, the Authorized Shares Reduction will not be implemented and stockholder approval would again be required prior to implementing any Reverse Stock Split.

        By approving Proposals Nos. 2 and 3, our stockholders will: (a) approve a series of alternate amendments to our Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares of common stock of five (5) could be combined and reclassified into one (1) share of common stock and pursuant to which the total number of authorized shares of our common stock would be correspondingly reduced as detailed in Proposals Nos. 2 and 3; and (b) authorize our Board of Directors to file only one such amendment, as determined by the Board of Directors at its sole option, and to abandon each amendment not selected by the Board of Directors. The Board of Directors may also elect not to undertake any Reverse Stock Split and therefore abandon all amendments. The text of the proposed form of Certificate of Amendment to our Restated Certificate of Incorporation is attached hereto as Annex A.

        If Proposals Nos. 2 and 3 are approved by our stockholders, and following such stockholder approval, our Board of Directors determines that effecting the Reverse Stock Split and implementing the corresponding Authorized Shares Reduction is in the best interests of CDTi and its stockholders, the Reverse Stock Split and the corresponding Authorized Shares Reduction will become effective upon the filing of one such amendment with the Secretary of State of Delaware. The amendment filed thereby will contain the number of shares of our common stock set forth in Proposal No. 2 to be combined and reclassified into one share of our common stock, and the resulting corresponding Authorized Shares Reduction set forth in Proposal No. 3, if any.

        If Proposal No. 2 is approved by our stockholders but Proposal No. 3 is not approved by our stockholders, and following stockholder approval of Proposal No. 2, our Board of Directors determines that effecting the Reverse Stock Split is in the best interests of CDTi and its stockholders, the Reverse Stock Split will become effective upon the filing of one such amendment with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number set forth in Proposal No. 2 to be combined and reclassified into one share of our common stock, and without any corresponding Authorized Shares Reduction.

        Stockholder approval of this Proposal No. 2 requires a "FOR" vote from at least a majority of the outstanding shares of our common stock.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" REVERSE STOCK SPLIT OF ALL ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK AT A REVERSE STOCK SPLIT RATION OF ONE-FOR-FIVE (1:5)

 PROPOSAL No. 3

APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION, AS AMENDED, TO REDUCE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 20,000,000

        Our Board of Directors believes that approval of the alternate amendments to our Restated Certificate of Incorporation that would effect the Reverse Stock Split is in the best interests of CDTi and our stockholders and has unanimously recommended that the proposed amendments be presented to our stockholders for approval. Except for adjustments that may result from the treatment of fractional shares as described below, each CDTi stockholder will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

Reasons for the Reverse Stock Split

        The reverse stock split would help us to maintain our listing on The NASDAQ Capital Market. By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from The NASDAQ Capital Market. To continue our listing on The NASDAQ Capital Market, we must comply with NASDAQ Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On February 12, 2016, we were notified by the NASDAQ Listing Qualifications Department that we do not comply with the $1.00 minimum bid price requirement as our common stock had traded below the $1.00 minimum bid price for 30 consecutive business days. We were automatically provided with a 180 calendar day period, ending on August 11, 2016, within which to regain compliance. To regain compliance, our common stock must close at or above the $1.00 minimum bid price for at least 10 consecutive days or more at the discretion of NASDAQ. If we do not regain compliance by August 11, 2016, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would need to meet, on August 11, 2016, the continued listing requirement for market value of publicly held shares and all other applicable standards for initial listing on The NASDAQ Capital Market, with the exception of the bid price requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If we do not regain compliance by August 11, 2016 and are not granted a second 180-day compliance period, NASDAQ will notify us that our common stock will be subject to delisting. In that event, we may appeal the decision to a NASDAQ Listing Qualifications Panel. In the event of an appeal, our common stock would remain listed on The NASDAQ Capital Market pending a written decision by the Panel following a hearing. In the event that the NASDAQ Listing Qualifications Panel determines not to continue our listing and we are delisted from The NASDAQ Capital Market, our common stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

        The Board of Directors has considered the potential harm to us and our stockholders should NASDAQ delist our common stock from The NASDAQ Capital Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market.

        Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

        The Board of Directors believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The NASDAQ Capital Market by producing the immediate effect of increasing the bid price of our common stock.

        As previously disclosed, the Company received written notice on April 1, 2016 (the "Notification Letter") from NASDAQ indicating that the Company is not in compliance with the minimum stockholders' equity requirements set forth in NASDAQ Listing Rule 5550(b)(1). In the Company's Form 10-K for the period ended December 31, 2015, the Company reported stockholders' equity of $437,000. The Company did not meet the other alternative tests of market value of listed securities or net income from continued operations under Listing Rule 5550(b) and therefore, no longer complies with the continued listing rule. NASDAQ Listing Rule 5550(b)(1) requires the issuing company of listed securities to maintain a minimum stockholders' equity of $2,500,000 (the "Minimum Stockholder's Equity Standard").

        The Notification Letter states that the Company has 45 calendar days from the date of the Notification Letter, or until May 16, 2016, to submit a plan that would bring it into compliance with the continued listing standards identified above. If such a plan were submitted, and if NASDAQ were to approve that plan, the Company may have up to 180 calendar days from the date of the Notification Letter to regain compliance with applicable listing standards.

        The Company is currently considering available options to resolve its failure to comply with the Minimum Stockholders' Equity Standard and to regain compliance with NASDAQ's listing standards. However, there can be no assurance that the Company will submit a plan to NASDAQ to regain compliance, or that any plan, if submitted by the Company, will be accepted by NASDAQ thereby permitting the continued trading of the Company's common stock on The NASDAQ Capital Market. If the Company fails to regain compliance with the Minimum Stockholder's Equity Standard, its common stock will be subject to delisting by NASDAQ. In the event of delisting, the Company anticipates that its common stock would trade on the OTC markets. Regardless of any outcome in connection with the Minimum Bid Price Standard, if the Company fails to regain compliance with the Minimum Stockholder's Equity Standard, its common stock will continue to be subject to delisting by NASDAQ.

        The Board of Directors also believes that the increased market price of the common stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. The Reverse Stock Split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our common stock. The Reverse Stock Split could help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

        As a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock under our Restated Certificate of Incorporation. However, if these Proposals Nos. 2 and 3 are approved by our stockholders and the Reverse Stock Split is implemented, the authorized number of shares of our common stock would be reduced from 100,000,000 to 20,000,000.

        In addition, if Proposal No. 3 is not approved, then there would be no Authorized Shares Reduction and the authorized number of shares of our common stock would remain unchanged if the Reverse Stock Split is implemented.

Criteria to be Used for Determining Whether to Implement the Reverse Stock Split

        In determining whether to implement the Reverse Stock Split following receipt of stockholder approval of Proposal No. 2, the Board of Directors may consider, among other things, various factors, such as:

  •
  the historical trading price and trading volume of our common stock;

  •
  the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;

  •
  our ability to continue our listing on The NASDAQ Capital Market; and

  •
  prevailing general market and economic conditions.

        The failure of our stockholders to approve this Proposal No. 3 could have serious, adverse effects on us and our stockholders. We could be delisted from The NASDAQ Capital Market because shares of our common stock may continue to trade below the requisite $1.00 per share bid price needed to maintain our listing. If The NASDAQ Capital Market delists our common stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and be avoided by retail and institutional investors, resulting in the impaired liquidity of our shares.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

        We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with NASDAQ Marketplace Rules. The Board of Directors expects that the Reverse Stock Split will increase the market price of our common stock so that we may be able to regain and maintain compliance with the NASDAQ $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued

listing requirements, including NASDAQ requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of "round lot" holders. The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if the proposed Reverse Stock Split is implemented, it will increase the number of our stockholders who own "odd lots" of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock that have been described above.

        The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications. If Proposal No. 2 is approved by our stockholders and Proposal No. 3 is not approved by our stockholders, then the authorized number of shares of our common stock would not be reduced. Accordingly the implementation of the Reverse Stock Split in that scenario would result in an effective increase in the authorized number of shares of our common stock. The implementation of the Reverse Stock Split and the resulting effective increase in the number of authorized shares of our common stock, could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if Proposal No. 2 but not Proposal No. 3 is approved and the Reverse Stock Split is implemented could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a "poison pill" which would, under certain circumstances related to an acquisition of CDTi securities not approved by the Board, give certain holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although Proposal No. 2 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of Proposal No. 2, without the approval of Proposal No. 3, could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Effects of the Reverse Stock Split

        After the effective date of the proposed Reverse Stock Split, each stockholder will own a reduced number of shares of common stock. However, the Reverse Stock Split will affect all CDTi stockholders uniformly and will not affect any stockholder's percentage ownership interests in CDTi, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split. The number of stockholders of record will not be affected by the proposed Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed Reverse Stock Split). The principal effects of the Reverse Stock Split will be that:

  •
  each five shares of our common stock owned by a stockholder will be combined and reclassified into one new share of our common stock;

  •
  no fractional shares of common stock will be issued in connection with the proposed Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

  •
  if Proposal No. 3 is approved by our stockholders, the total number of authorized shares of our common stock will be reduced from 100,000,000 to a 20,000,000;

  •
  if Proposal No. 3 is not approved by our stockholders, the total number of authorized shares of our common stock will remain at 100,000,000, resulting in an effective increase in the authorized number of shares of our common stock;

  •
  proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding CDTi stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and

  •
  the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio.

        If the proposed Reverse Stock Split is implemented, it will increase the number of our stockholders who own "odd lots" of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock that have been described above.

        After the effective date of the Reverse Stock Split, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

        Our common stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the common stock under the Exchange Act. Our common stock would continue to be listed on The NASDAQ Capital Market under the symbol "CDTI" immediately following the Reverse Stock Split, although it is likely that NASDAQ would add the letter "D" to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

        The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern time, on the date of filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, which date we refer to in this Proposal No. 3 as the Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined and reclassified, automatically and without any action on the part of CDTi or its stockholders, into a lesser number of new shares of our common stock in accordance with the

Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal No. 3.

Cash Payment In Lieu of Fractional Shares

        No fractional shares of common stock will be issued as a result of the proposed Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the proposed Reverse Stock Split, CDTi will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The NASDAQ Capital Market during regular trading hours for the five consecutive trading days immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder will have no further interest in CDTi with respect to such stockholder's cashed-out fractional shares. A stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

        As of March 31, 2016, there were approximately 171 stockholders of record of our common stock, which number of record holders includes those holders who are deemed record holders for purposes of the Securities Exchange Act of 1934, as amended. Upon stockholder approval of this Proposal No. 3, if the Board of Directors elects to implement the proposed reversed stock split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined and reclassified into one share of common stock in the reverse split would be eliminated. For example, if a stockholder held 3 shares of common stock immediately prior to the Reverse Stock Split and with the Reverse Stock Split ratio of 1:5, such stockholder would cease to be a stockholder of CDTi following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of March 31, 2016, and with a Reverse Stock Split ratio of 1:5, we expect that cashing out fractional stockholders would reduce the number of stockholders of record by only 4 holders. In addition, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders

        If this Proposal No. 3 is approved by our stockholders and the Board of Directors elects to implement the Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

        If this Proposal No. 3 is approved by our stockholders and the Board of Directors elects to implement the Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from CDTi or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as "exchange agent" for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

        STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

        The par value per share of common stock would remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the Reverse Stock Split ratio of 1-for-5, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The per share common stock net income or loss and net book value would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in CDTi financial statements. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

        Our stockholders are not entitled to dissenters' or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Restated Certificate of Incorporation to allow for the Reverse Stock Split and, if Proposal No. 3 is approved, to effect the corresponding Authorized Shares Reduction, and we will not independently provide the stockholders with any such right if the proposed Reverse Stock Split and the corresponding Authorized Shares Reduction are implemented.

Material Federal Income Tax Consequences

        The following is a summary of the material U.S. federal income tax consequences to our stockholders of the proposed Reverse Stock Split. The summary is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

        In general, the federal income tax consequences of the Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the Reverse Stock Split should have the following federal income tax effects. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of common stock will equal the stockholder's basis in its old shares of common stock and such stockholder's holding period in the reduced number of shares will include the holding period in its old shares exchanged. A stockholder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, if redemption of the fractional shares of all stockholders reduces the percentage of the total voting power held by a particular redeemed stockholder (determined by including the voting power held by certain related persons), the particular stockholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder's basis in the reduced number of shares of common stock will equal the stockholder's basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged. If the redemption of the fractional shares of all stockholders leaves the particular redeemed stockholder with no reduction in the stockholder's percentage of total voting power (determined by including the voting power held by certain related persons), it is likely that cash received in lieu of a fractional share would be treated as a distribution under Section 301 of the Code. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

        We will not recognize any gain or loss as a result of the proposed Reverse Stock Split.

        Our Board of Directors believes that approval of the alternate amendments to our Restated Certificate of Incorporation that would effect the corresponding Authorized Shares Reduction is in the best interests of CDTi and our stockholders and has unanimously recommended that the proposed amendments be presented to our stockholders for approval. The implementation of this Proposal No. 3 is expressly conditioned upon the approval and implementation of Proposal No. 2; if Proposal No. 2 is not approved and implemented, then this Proposal No. 3 will not be implemented. Accordingly, should we not receive the required stockholder approval for Proposal No. 2 or the Reverse Stock Split is not otherwise implemented on or prior to the 2017 Annual Meeting of Stockholders, then we will not implement the Authorized Shares Reduction. If we receive the required stockholder approval for Proposal No. 2 but do not receive the required stockholder approval for Proposal No. 3, then the Board of Directors will retain the option to implement the Reverse Stock Split, and, if so effected, the total number of authorized shares of our common stock would remain unchanged.

Reasons for the Authorized Shares Reduction; Certain Risks

        As a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock under our Restated Certificate of Incorporation. However, if Proposals Nos. 2 and 3 are approved by our stockholders and the Reverse Stock Split is implemented, the authorized number of shares of our common stock would be reduced from 100,000,000 to 20,000,000.

        The corresponding Authorized Shares Reduction was designed in an effort to ensure that CDTi does not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split. In this regard, if Proposal No. 2 is approved but this Proposal No. 3 is not approved, then the authorized number of shares of our common stock would not be reduced at all if the Reverse Stock Split is implemented; accordingly, our Board of Directors believes that this Proposal No. 3 is in the best interests of CDTi and our stockholders and strikes the appropriate balance in the event a Reverse Stock Split is implemented.

        In addition to the above effects, because future annual franchise taxes to be paid to the Secretary of State of Delaware will be determined in part based on the number of authorized shares in our Restated Certificate of Incorporation, the Authorized Shares Reduction is expected to result in a decrease in our future Delaware franchise taxes.

Effective Date; Conditionality

        The proposed Authorized Shares Reduction would become effective at 5:00 p.m., Eastern time, on the date of filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. The text of the proposed form of Certificate of Amendment to our Restated Certificate of Incorporation is attached hereto as Annex A. The Board of Directors intends to proceed with the Authorized Shares Reduction only if and when the Reverse Stock Split is implemented. Accordingly, should we not receive the required stockholder approval for Proposal No. 2 or the Reverse Stock Split is not otherwise implemented on or prior to the 2017 Annual Meeting of Stockholders, then we will not implement the Authorized Shares Reduction. In this regard, the implementation of Proposal No. 2 is expressly conditioned upon the approval and implementation of Proposal No. 2; if Proposal No. 2 is not approved and implemented, then Proposal No. 3 will not be implemented. If we receive the required stockholder approval for Proposal No. 2 but do not receive the required stockholder approval for Proposal No. 3, then the Board of Directors will retain the option to implement the Reverse Stock Split and if so effected, the total number of authorized shares of our common stock would remain unchanged.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

 PROPOSAL No. 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has reappointed the firm of BDO USA, LLP to be CDTi's independent registered public accounting firm for the year 2016 and the Board of Directors is submitting the appointment of the independent registered public accounting firm to stockholders for ratification at the Annual Meeting. BDO USA, LLP has served as CDTi's independent registered public accounting firm since September 18, 2012. A representative of BDO USA, LLP is expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and, if the representative desires to do so, to make a statement.

        Neither the Company's By-laws nor other governing documents or applicable law require stockholder ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board of Directors recommended, and the Board of Directors is, submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm although the Audit Committee will not be required to select a different independent auditor for the Company. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of a majority of the votes cast on this proposal, assuming a quorum is present at the Annual Meeting, is required to ratify the appointment of BDO USA, LLP.

Audit Fees

        The following table presents fees for audit, tax and other services rendered by BDO USA, LLP, our independent registered public accounting firm, for the years ended December 31, 2015 and 2014:

	2015	2014
Audit Fees	$569,810	$578,974
Audit-Related Fees	—	—
Tax Fees	17,670	38,031
All Other Fees	—	—

Total	$587,480	$617,005

        In the above table, in accordance with the SEC's definitions and rules, "Audit Fees" are fees for professional services for the audit of a company's financial statements included in the annual report on Form 10-K, for the review of a company's interim financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, "Audit-Related Fees" are fees for assurance and related services by the accountant that are reasonably related to the performance of the audit or review of the financial statements and are not reported as "Audit Fees," and "Tax Fees" are fees for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

        Consistent with SEC rules regarding auditor independence, the Audit Committee has responsibility for appointing, as well as setting the compensation and overseeing the work of, the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee's policy is to approve in advance an engagement of our independent registered public accounting firm for any audit or non-audit service. All services provided by BDO USA, LLP to CDTi during fiscal 2015, as described above, were approved by the Audit Committee in advance of BDO USA, LLP providing such services.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

 PROPOSAL No. 5

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), we are providing our stockholders with the opportunity to cast a non-binding advisory vote, commonly known as "say on pay," to approve the compensation of our named executive officers as disclosed in the "Executive Compensation" section of this Proxy Statement in accordance with Securities and Exchange Commission rules.

        As described more fully in this Proxy Statement, our executive compensation program is designed to attract, motivate and retain our named executive officers with the skills required to formulate and drive CDTi's strategic direction and achieve annual and long-term performance goals necessary to create stockholder value. The program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Our Compensation and Nominating Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices.

        We are asking our stockholders to indicate their support of our executive compensation as described in this Proxy Statement. This say on pay proposal gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this Proxy Statement. The vote is advisory, and therefore is not binding on the Company, our Board or our Compensation and Nominating Committee in any way.

        Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board and our Compensation and Nominating Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation policies and decisions.

        In accordance with the non-binding advisory vote on the frequency of future advisory votes on executive compensation held at our 2013 Annual Meeting of Stockholders, until the next required "frequency" advisory vote is held at the Company's 2019 Annual Meeting of Stockholders, our Board of Directors plans to hold future non-binding advisory votes on the compensation of our named executive officers on an annual basis. Therefore, the next non-binding advisory vote on the compensation of our named executive officers after the conclusion of this year's Annual Meeting will be at the Company's 2017 Annual Meeting of Stockholders.

        Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 5:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Company's definitive Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion."

        The advisory vote on this Proposal No. 5 will pass if approved by a majority of the votes cast at the Annual Meeting, assuming a quorum is present.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE FOREGOING RESOLUTION BY VOTING "FOR" THIS PROPOSAL.

 HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are CDTi stockholders will be "householding" our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, or, if you share an address with another Company stockholder and are receiving multiple copies of annual reports and proxy statements but only wish to receive a single copy of such materials, you may:

  •
  if you are a stockholder of record, direct your written request to our transfer agent, American Stock Transfer and Trust Company, LLC (in writing: Attn: Proxy Dept., 6201 15th Avenue, Third Floor, Brooklyn, NY 11219, U.S.A.; or by telephone: in the United States, 1-800-PROXIES (1-800-776-9437) and outside the United States, 1-718-921-8500); or

  •
  if you are not a stockholder of record, notify your broker.

        CDTi will promptly deliver, upon request, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. If you currently receive multiple copies of the proxy statement at your address and would like to request "householding" of these communications, please contact your broker if you are not a stockholder of record; or contact our transfer agent if you are a stockholder of record, using the contact information provided above.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

David E. Shea
Chief Financial Officer, Treasurer and Corporate Secretary

Oxnard, California
April 19, 2016

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 is available without charge upon written request to: Secretary, Clean Diesel Technologies, Inc., 1621 Fiske Place, Oxnard, California 93033, U.S.A.

 ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE
OF INCORPORATION
OF
CLEAN DIESEL TECHNOLOGIES, INC.

        Clean Diesel Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby does certify:

        FIRST:    The name of the corporation is Clean Diesel Technologies, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 19, 1994. A Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 21, 2007 (the "Restated Certificate"). A Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of Delaware on June 15, 2007. A second Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of Delaware on October 14, 2010. A third Certificate of Amendment to the Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 23, 2012. A fourth Certificate of Amendment to the Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 12, 2016.

        SECOND:    That the Board of Directors of the Corporation on April 5, 2016 duly adopted resolutions setting forth a proposed amendment of the Restated Certificate, as heretofore amended, declaring said amendment to be advisable and in the best interests of the Corporation, and authorizing the distribution of the resolutions to the stockholders of the Corporation for consideration thereof.

        THIRD:    That a majority of the stockholders of the Corporation entitled to vote thereon, at the annual meeting of the shareholders held on May 25, 2016, voted to authorize said amendment in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.

        FOURTH:    That the said amendment was duly adopted in accordance with the applicable provisions of Sections 211, 222 and 242 of the General Corporation Law of the State of Delaware. The Restated Certificate is hereby amended as follows:

        The introductory paragraph of Article 4 is hereby deleted in its entirety and replaced with the following:

        "4. The Corporation shall have authority to issue the total number of Twenty Million (20,000,000) Shares of the par value of $0.01 per share, amounting in the aggregate to Two Hundred Thousand Dollars ($200,000), and of such shares, Nineteen Million Nine Hundred Thousand (19,900,000) shall be designated as Common Stock and One Hundred Thousand (100,000) shall be designated as preferred stock."

        FIFTH:    The Restated Certificate is hereby ratified and confirmed in all other respects.

IN WITNESS WHEREOF, this Corporation has caused this Certificate to be duly executed this         day of                .

CLEAN DIESEL TECHNOLOGIES, INC.
By:

	Name:	David E. Shea
	Title:	Chief Financial Officer and Secretary

A-1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CLEAN DIESEL TECHNOLOGIES, INC. 1621 FISKE PLACE OXNARD, CA 93033 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. To elect four (4) Directors to hold office until the next annual meeting. Nominees 01 Matthew Beale 02 Dr. Till Becker 03 Lon E. Bell, Ph.D. 04 Mungo Park The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For 0 Against 0 Abstain 0 ForAgainst Abstain 0 0 0 2 To approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our outstanding shares of Common Stock by a ratio of 1-for-5, as determined in the sole discretion of our Board of Directors. 5To conduct a non-binding advisory vote to approve the compensation of our named executive officers. NOTE: To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting. 0 0 0 3 To authorize our Board of Directors, in its discretion, to amend our Articles of Incorporation, as amended, to reduce the total number of authorized shares of Common Stock from 100,000,000 to 20,000,000. To ratify the appointment of BDO USA, LLP as CDTis independent registered public accounting firm for the 2016 fiscal year. 0 0 0 4 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000289622_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com CLEAN DIESEL TECHNOLOGIES, INC. Annual Meeting of Stockholders May 25, 2016 10:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of Clean Diesel Technologies, Inc. hereby appoints Matthew Beale and David E. Shea and each of them acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Clean Diesel Technologies, Inc. Common Stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at Clean Diesel Technologies, Inc. located at 1621 Fiske Place, Oxnard, California, 93033 on Wednesday, May 25, 2016 at 10:00 a.m. Pacific Time and at any and all adjournments or postponements thereof, as indicated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" the nominees set forth in Proposal 1 and "FOR" Proposals 2, 3, 4 and 5. This proxy also delegates discretionary authority to vote upon such other matters of which Clean Diesel Technologies, Inc. does not have advance notice that may properly come before the Annual Meeting and any and all postponements or adjournments thereof, and upon matters incidental to the conduct of the Annual Meeting and any and all postponements or adjournments thereof. Continued and to be signed on reverse side 0000289622_2 R1.0.1.25

QuickLinks

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING
DIRECTORS AND EXECUTIVE OFFICERS OF CDTi
PROPOSAL No. 1 ELECTION OF DIRECTORS
ROLE AND COMPOSITION OF THE BOARD OF DIRECTORS
COMMITTEES OF THE BOARD
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL No. 2 APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT
PROPOSAL No. 3 APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION, AS AMENDED, TO REDUCE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 20,000,000
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL No. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL No. 5 NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
  ANNEX A
CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF CLEAN DIESEL TECHNOLOGIES, INC.